SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                   Current Report Pursuant to Section 13 or 15(d) of
                              The Securities Act of 1934


                            Date of Report:  April 14, 1997


                             MILLENNIUM ELECTRONICS, INC.
                 (Exact name of registrant as specified in it charter)


      Nevada                      33-45838-C                 33-0750730
      ------                      ----------                 ----------
(State of incorporation)         (Commission              (I.R.S. Employer
                                 File Number)            Identification Number)


         31642 South Coast Highway, Suite 100, Laguna Beach, California  92699
                       (Address of principal executive offices)


          Registrant's telephone number, including area code:  (714) 499-0877


                            Beacon Capital Investment, Inc.
                            330 East main Street, Suite 206
                              Barrington, Illinois  60010
                     (Former name and address since last report.)


                                Exhibit Index at Page 6






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Item 1.     Changes in Control of Registrant

            As part of the transactions described under Item 2, below, a change of control of Millennium Electronics, Inc., a Nevada corporation (formerly named Millennium Computer, Inc. and successor in interest to Beacon Capital Investment, Inc., a Delaware corporation ("Beacon")) ("Registrant"), occurred on April 1, 1997. Troy D. Barnes, the majority shareholder of Millennium Memory, Inc., a California corporation ("Millennium Memory"), acquired control of Registrant in exchange for his shares of Millennium Memory in a merger of a subsidiary of Registrant into Millennium Memory. The percentage of voting securities of Registrant owned by Troy D. Barnes is 57%. Control of Registrant was assumed from Registrant's stockholders immediately prior to the merger. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit A.

Item 2.     Acquisition or Disposition of Assets

            On April 1, 1997, Registrant completed a merger with
            Millennium Memory by which Millennium Memory has become a wholly-owned subsidiary of Registrant.

            Registrant issued 6,779,768 shares of its common stock in a one-for one exchange for all of the issued and outstanding common stock of Millennium Memory. The exchange rate was established in arms length negotiations between Registrant's predecessor, Beacon, and Millennium Memory. Beacon and Millennium Memory had no prior affiliation with each other. The parties determined the value of Registrant's shares based upon its cash position, the virtual absence of any liabilities and the value of its public company status. The parties determined the value of Millennium Memory's shares based upon a financial model utilizing Millennium Memory's existing equity, its operating history and growth projections and the price/earnings ratios of various similarly situated companies.

            As part of the transaction, Beacon changed its name and state of incorporation to Nevada through a reincorporation into Registrant. The exchange rate in the reincorporation merger was two and one-half shares of Beacon for one share of Registrant. Millennium Memory became a wholly-owned subsidiary of Registrant in a reverse triangular merger with a wholly-owned subsidiary of Registrant. The transaction coincided with the closing of a private placement of 1.5 million shares of Millennium Memory for gross proceeds of $3.0 million.

            Troy Barnes, President and Chairman of the Board of Millennium Memory, succeeds Douglas P. Morris as President of Registrant. Mr. Morris will continue to serve as Vice President of Capital Markets for Registrant.


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            Millennium Memory manufactures, through subcontractors, and distributes memory upgrade components for PCs, laptop and notebook computers, file servers and printers. The company provides DRAM memory upgrade products to resellers, value added resellers, value added distributors, OEMs, aggregators and national and regional distributors.

Item 5.     Other Events

            On April 9, 1997, Registrant changed its name to "Millennium Electronics, Inc."

Item 7.     Financial Statements and Exhibits

            The following financial statements, pro forma financial information and exhibits are filed as part of this report:

(a)         Financial Statements of business acquired.

      1. Balance Sheets of Millennium Memory, Inc. as of December 31, 1995 and 1996.

      2. Statements of Operations of Millennium Memory, Inc. for the Years Ended December 31, 1995 and 1996.

      3. Statement of Stockholders' Equity of Millennium Memory, Inc. for the Years Ended December 31, 1995 and 1996.

      4. Statements of Cash Flows of Millennium Memory, Inc. for the Years Ended December 31, 1995 and 1996.

      5. Notes to Financial Statements of Millennium Memory, Inc. dated December 31, 1996.


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(b)   Pro forma financial information.

      1. Proforma Balance Sheet of Beacon Capital Investment, Inc. and Millennium Memory, Inc. dated December 31, 1996.

      2. Proforma Statement of Operations of Beacon Capital Investment, Inc. and Millennium Memory, Inc. for the Three Months Ended December 31, 1996.

      3. Proforma Statement of Operations of Beacon Capital Investment, Inc. and Millennium Memory, Inc. for the Year Ended September 30, 1996.

      4. Notes to Financial Statements of Beacon Capital Investment, Inc. and Millennium Memory, Inc.

(c)   Exhibits.

      1. Agreement and Plan of Merger dated as of December 31, 1996, by and among Beacon Capital Investment, Inc., Millennium Memory, Inc. and Troy Barnes, as amended.

      2. Articles of Incorporation of Millennium Electronics, Inc., as amended.

      3.    By-Laws of Millennium Electronics, Inc., as amended.

      4.    Financial Statements listed in Items 7(a) and (b).



                     (Remainder of page left blank intentionally.)





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Pursuant to the requirements of the Securities Exchange Act of 1934,
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MILLENNIUM ELECTRONICS, INC.



Date:  April 14, 1997                           By:   /s/ Troy D. Barnes
                                                     -------------------
                                                      Troy D. Barnes
                                                      President







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                                     Exhibit Index
                                     -------------


Tab         Exhibit                                                       Page
---         -------                                                       ----
A           Agreement and Plan of Merger dated as of December
            31, 1996, by and among Beacon Capital Investment,
            Inc., Millennium Memory, Inc. and Troy Barnes, as
            amended.  (Omitted attachments will be furnished
            upon request.)                                                  7

B           Articles of Incorporation of Millennium Electronics,
            Inc., as amended.                                              62

C           By-Laws of Millennium Electronics, Inc., as amended.           75

D           Accountants' Report and Financial Statements.                  99



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                                                                    EXHIBIT A








                             AGREEMENT AND PLAN OF MERGER




                                     BY AND AMONG





                            BEACON CAPITAL INVESTMENT, INC.
                                a Delaware Corporation

                                          AND

                                MILLENNIUM MEMORY, INC.
                               a California Corporation


                                          AND

                        TROY BARNES, THE PRINCIPAL SHAREHOLDER
                              OF MILLENNIUM MEMORY, INC.








                                 Page 7 of 118
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                                   TABLE OF CONTENTS
                                                                           Page
                                                                           ----
ARTICLE I
DEFINITIONS..................................................................1

ARTICLE II
      2.1.  The Merger.......................................................4
      2.2.  Effective Time...................................................5
      2.3.  Conversion of Millennium Securities..............................5
      2.4.  Effect of Conversion.............................................5
      2.5.  Conversion of Capital Stock of Beacon Merger Sub.................5
      2.6.  Exchange of Shares...............................................5
      2.7.  Reorganization...................................................6
      2.8.  Escrow of Shares of Current Millennium Shareholders..............6

ARTICLE III
THE SURVIVING CORPORATION....................................................8
      3.1.  Surviving Corporation............................................8
      3.2.  Articles of Incorporation........................................8
      3.3.  Bylaws...........................................................8
      3.4.  Directors and Officers of Millennium.............................8
      3.5.  Effect of Merger.................................................8
      3.6   Change of Name...................................................8
      3.7.  Beacon Directors and Officers of Beacon..........................8
      3.8.  Expiration of Warrants...........................................9

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
SOUND MEDICAL SHAREHOLDERS AND SOUND MEDICAL.................................9
      4.1.    Organization...................................................9
      4.2.    Capitalization.................................................9
      4.3.    Reorganization Related Reorganizations.........................9
      4.4.    Authority Relative to this Agreement..........................11
      4.5.    Approvals and Consents; Noncontravention......................11
      4.6.    Articles of Incorporation and Bylaws..........................12
      4.7.    Financial Statements..........................................12
      4.8.    No Undisclosed Material Liabilities...........................12
      4.9.    Absence of Certain Changes or Events..........................12
      4.10.   Litigation and Proceedings....................................13
      4.11.   Compliance with Laws, Rules and Regulations...................13
      4.12.   Contracts.....................................................13
      4.13.   Material Contract Defaults....................................14
      4.14.   Taxes and Tax Returns.........................................14



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      4.15.  No Subsidiaries................................................15
      4.16.  Title and Related Matters......................................15
      4.17.  Intellectual Property..........................................15
      4.18.  Real Property Leaseholds.......................................15
      4.19.  Accounts Receivables...........................................16
      4.20.  Inventory......................................................16
      4.21.  Insurance......................................................16
      4.22.  Environmental Matters..........................................16
      4.23.  Employees......................................................17
      4.24.  Certain Payments...............................................17
      4.25.  Relationships with Related Persons.............................18
      4.26   Brokers........................................................18
      4.27.  Millennium Schedules...........................................18
      4.28.  Information....................................................19

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BEACON....................................20
      5.1.   Organization...................................................20
      5.2.   Capitalization.................................................20
      5.3.   Reorganization Related Representations.........................21
      5.4.   Authority Relative to this Agreement...........................22
      5.5.   Approvals and Consents; Noncontravention.......................23
      5.6.   Articles of Incorporation and Bylaws...........................23
      5.7.   Financial Statements...........................................23
      5.8.   Undisclosed Material Liabilities...............................24
      5.9.   Absence of Certain Changes of Events...........................24
      5.10.  Litigation and Proceedings.....................................24
      5.11.  Compliance with Laws, Rules and Regulations....................24
      5.12.  Contracts......................................................25
      5.13.  Material Contract Defaults.....................................25
      5.14.  Taxes and Tax Returns..........................................26
      5.15.  No Subsidiaries................................................26
      5.16.  Cash Assets....................................................26
      5.17.  Intellectual Property..........................................26
      5.18.  Real Property Leaseholds.......................................26
      5.19.  Accounts Receivable............................................26
      5.20.  Inventory......................................................26
      5.21.  Insurance......................................................26
      5.22.  Environmental Matters..........................................26
      5.23.  Employees......................................................27
      5.24.  Certain Payments...............................................27
      5.25.  Brokers........................................................27

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      5.26. Beacon Schedules................................................27
      5.26. Information.....................................................28
      5.27. Additional Information Available................................28

ARTICLE VI
CONDUCT PRIOR TO CLOSING....................................................28
      6.1.  Conduct of Business.............................................28
      6.2.  Millennium Shareholder Approval.................................28
      6.3.  Additional Covenants by Millennium and Millennium
              Shareholders and Beacon.......................................28
      6.4.  Access..........................................................29
      6.5.  Compliance with Blue Sky Law....................................30

ARTICLE VII
CONDITIONS OF MILLENNIUM....................................................30
      7.1.   Representations................................................30
      7.2.   Compliance.....................................................30
      7.3.   No Material Adverse Change.....................................31
      7.4.   Certificate of Beacon and Beacon Merger Sub....................31
      7.5.   Resignations of Directors and Officers of Beacon...............31
      7.6.   Shareholder Approval...........................................31
      7.7.   Absence of Litigation..........................................31
      7.8.   Good Standing..................................................31
      7.9.   Employment Agreements..........................................31
      7.10.  Repayment of Loans to Barnes...................................31
      7.11.  Reverse Split..................................................31
      7.12   Cancellation of Options........................................31
      7.13.  Approval by CoastFed...........................................32
      7.14.  Private Placement..............................................32
      7.15.  Regisration Rights.............................................32
      7.16.  Permit.........................................................32

ARTICLE VIII
CONDITIONS OF BEACON........................................................32
      8.1.   Representations................................................32
      8.2.   Compliance.....................................................32
      8.3.   No Material Adverse Change.....................................32
      8.4.   Private Placement..............................................32
      8.5.   Approval by CoastFed...........................................32
      8.6.   Key Man Life Insurance.........................................33
      8.7.   Directors and Officers of Beacon; Morris Consulting Agreement..33
      8.8.   Registration Rights............................................33
      8.9.   Certificate of Millennium......................................33



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      8.10.  Shareholders' Approval.........................................33
      8.11.  No Assertion of Dissenters' Rights.............................33
      8.12.  Absence of Litigation..........................................33
      8.13.  Good Standing..................................................33
      8.14.  Investment Letters.............................................33
      8.15.  Financial Statements...........................................33
      8.16.  Permit.........................................................34

ARTICLE IX
INDEMNIFICATION, SURVIVAL, TERMINATION AND EXPENSES.........................34
      9.1.   Nature and Survival of Representations.........................34
      9.2.   Indemnification................................................34
      9.3.   Adjustment In Beacon Common Stock..............................34
      9.4.   Other Remedies.................................................35
      9.5.   Termination....................................................35
      9.6.   Effect of Termination..........................................36

ARTICLE X
MISCELLANEOUS...............................................................36
      10.1.   Notices.......................................................37
      10.2.   Entire Agreement..............................................37
      10.3.   Effect; Assignment............................................38
      10.4.   Amendments; Waivers...........................................38
      10.5.   Further Assurances............................................38
      10.6.   Headings......................................................38
      10.7.   Counterparts..................................................38
      10.8.   Severability..................................................38
      10.9.   Governing Law.................................................38
      10.10.  Jurisdiction; Service of Process..............................38
      10.11.  Further Assurances............................................39
      10.12.  Legal Fees and Expenses.......................................39
      10.13.  Additional Condition to Closing...............................39



Attachments
Exhibit "A" - Current Millennium Shareholders
Exhibit "B" - Agreement of Merger and Officer's Certificate
Exhibit "C" - Employment Agreement
Exhibit "D" - Registration Rights Agreement
Exhibit "E" - Consulting Agreement



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                             AGREEMENT AND PLAN OF MERGER


            Agreement and Plan of Merger (this "Agreement") among
Millennium Memory, Inc., a California corporation ("Millennium"); Troy Barnes, the principal shareholder of Millennium ("Barnes"); and Beacon Capital Investment, Inc., a Delaware corporation ("Beacon").

                                       RECITALS

            The Boards of Directors of Beacon and Millennium have each determined that it is advisable and in the best interests of their respective shareholders to enter into this Agreement and to engage in the transactions contemplated hereby pursuant to which: (i) Beacon Merger Sub, Inc. ("Beacon Merger Sub") will be formed by Beacon under the laws of the State of California and merged into Millennium; and (ii) shares of the common stock of Millennium will be converted into shares of common stock of Beacon; and

            Barnes and Millennium have made certain representations to Beacon concerning the status, prospects and condition of Millennium, which representations are contained in this Agreement; and

            Beacon has made certain representations to Millennium and Barnes concerning the status, prospects and condition of Beacon, which representations are contained in this Agreement; and

            The Boards of Directors of Beacon and Millennium have approved the merger agreed to herein.

                                       AGREEMENT

            In consideration of the mutual agreements, representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                       Article I
                                      Definitions

            For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

            "Breach"-- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.


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            "Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

            "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted or given by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

            "Governmental Body"--any:

                  (a) nation, state, county, city, town, village, district,
            or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other
            government;

                  (c) governmental or quasi-governmental authority of any
            nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

                  (d) body exercising, or entitled to exercise, any
            administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

            "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

            "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States
Department of the Treasury.

            "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or
            other matter; or

                  (b) a prudent individual should  be expected to discover
            or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

            A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

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            "Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

            "Order"--any award, decision, injunction, judgment, order, ruling, decree or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

            "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of
            such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

                  (b) such action is not required to be authorized by the
            board of directors of such Person (or by any Person or group of Persons exercising similar authority).

            "Permit"-- a permit issued under Section 25121 of the California Corporations Code.

            "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

            "Private Placement" --   the offer and sale of shares of
Millennium's no par value, common stock prior to and as a condition to
the Closing of the Merger.   In the Private Placement, a minimum of
1,250,000 Millennium shares and maximum of 1,500,000 Millennium shares will be offered for sale by Millennium.

            "Proceeding"--any action, arbitration, audit, hearing, investigation (to the extent known by the Person) , litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

            "Related Person"--with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled
            by such individual or one or more members of such individual's
            Family;


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                  (c) any Person in which such individual or members of
            such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or
            one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

            With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is
            directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such
            specified Person;

                  (c) each Person that serves as a director, officer,
            partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a
            Material Interest;

                  (e) any Person with respect to which such specified
            Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in
            clause (b) or (c).

            For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse,
(iii) the individuals children or parents, and (iv) any other natural Person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

            "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

            "Securities Exchange Act "-- the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

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


            "Shareholders of Millennium" --   All Persons who own shares of
Millennium Common Stock immediately prior to the Effective Time.

            "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

            "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

                                      Article II
                                      The Merger

            2.1 The Merger. Subject to the terms and conditions of this Agreement, the General Corporation Law of the State of Delaware ("Delaware Statute") and the Corporations Code of the State of California ("California Statute"), at the Effective Time (as defined in
Section 2.2 of this Agreement), Beacon Merger Sub will be merged with and into Millennium (the "Merger") whereupon the separate existence of Beacon Merger Sub shall cease and Millennium shall be the surviving corporation ("Surviving Corporation").

            2.2. Effective Time. The Merger shall become effective when a properly executed Agreement of Merger and Officers' Certificate in the form of those attached hereto as Exhibit B, are duly filed with the Secretary of State of the State of California pursuant to the California Statute. The time at which such Agreement of Merger and Certificate are filed shall be referred to in this Agreement as the "Effective Time" and the date on which the Effective Time occurs is referred to in this Agreement as the "Effective Date".

            2.3. Conversion of Millennium Securities. At the Effective Time, all shares of common stock of Millennium outstanding ("Millennium Common Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted ( "Converted", "Conversion" or "Exchange") into shares of $.001 par value common stock of Beacon ("Beacon Common Stock"). Each share of Millennium Common Stock outstanding immediately prior to the Effective Time shall be Converted into one share of Beacon Common Stock. At the Effective Date, there will be a minimum of 6,516,368 shares and a maximum of 6,778,868 shares of Millennium Common Stock issued and outstanding all of which will be Converted into a minimum of 6,516,368 shares and a maximum of 6,778,868 shares of Beacon Common Stock.


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                  2.3.1 Prior to, and as a condition of the closing
("Closing") of the Merger, Millennium shall sell additional shares of its common stock in a non-public securities offering (the "Private Offering"). The number of shares of Millennium Common Stock which will be sold in the Private Offering cannot be determined until and unless the Private Offering is completed.  There are currently  5,203,868 shares of Millennium Common Stock issued and outstanding which, at the Effective Time, shall be Converted into 5,203,868 shares of Beacon
Common Stock. Each share of Millennium Common Stock issued in the
Private Placement shall also be Converted into one share of Beacon
Common Stock at the Effective Time.   Attached hereto as Exhibit "A", and
by this reference made a part hereof, is a list of the current Shareholders of Millennium which sets forth the number of shares of Millennium Common Stock owned by each and the number of shares of Beacon Common Stock to be issued to each Shareholder in the Conversion.

            2.4. Effect of Conversion. Each share certificate which immediately prior to the Effective Time represents Millennium Common Stock, shall be deemed for all purposes at and after the Effective Time to evidence ownership of, and to represent the number of shares of, Beacon Common Stock into which the shares of Millennium Common Stock represented by such certificate immediately prior to the Effective Time have been Converted pursuant to Section 2.3 hereof. Each Shareholder of Millennium at the Effective Time shall, until such owner's certificate for Millennium Common Stock has been surrendered for transfer or exchange, be entitled to exercise any voting and other rights with respect thereto and be entitled to receive any dividends or other distributions, equivalent to the number of shares of Beacon Common Stock into which the shares of Millennium Common Stock represented by such certificate has been Converted.

            2.5. Conversion of Capital Stock of Beacon Merger Sub. At and as of the Effective Time, each share of the common stock of Beacon Merger Sub shall be converted into one share of common stock of the Surviving Corporation.

            2.6. Exchange of Shares. The exchange of share certificates shall be effected by Beacon. Beacon shall deliver to the Shareholders of Millennium certificates for the shares of Beacon Common Stock in exchange for stock certificates representing all shares of Millennium
Common Stock pursuant to the terms of this Agreement.   Each holder of
an outstanding certificate or certificates representing Millennium
Common Stock shall be entitled, upon surrender of such certificate(s) to Beacon, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed by a bank or brokerage firm, to receive a certificate representing the number of shares of Beacon Common Stock into which Millennium Common Stock shall have been converted pursuant to the Merger. As a condition to the Closing of the Merger, Millennium is required to raise additional capital through the sale of Millennium Common Stock. The Millennium Shareholders purchasing

Millennium Common Stock in connection therewith ( the "New MMI Shareholders"), will not be issued certificates from Millennium for such Millennium Common Stock. At the Effective Time, Beacon will issue to all Millennium Shareholders, including the New MMI Shareholders, certificates for Beacon Common Stock in exchange for their Millennium Common stock; provided, however, the New MMI Shareholders shall not be required to deliver to Beacon at the Closing certificates for their
Millennium Common Stock.   All Beacon stock certificates issued to the
Shareholders of Millennium at the Effective Time shall contain a legend substantially in the following form:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES ACTS; (B) BEACON HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO IT TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER; OR (C) THESE SECURITIES ARE SOLD IN COMPLIANCE WITH RULE 144 AND/OR RULE 145 PROMULGATED UNDER THE ACT.

            2.7. Reorganization. It is the intent of the parties that the Merger will qualify as a tax-free reorganization under Section 368(a)(1)(A) of the IRC and will report the Merger accordingly for federal, state and local income tax purposes. The parties acknowledge that no Person has obtained a revenue ruling from the IRS as to the tax consequences and effect of the Merger.

            2.8. Escrow of Shares of Current Shareholders of Millennium. The parties agree that the value of Millennium is based, in part, upon its projected future earnings. Inasmuch as the amount of Millennium's future earnings are unknown, the parties agree to deposit a portion of Beacon Common Stock issued at the Effective Time into an escrow (the
"Escrow").   At the Effective Time, 520,387 of the shares of Beacon
Common Stock (the "Escrow Shares") issued to the current shareholders of Millennium shall be deposited on a pro rata basis into Escrow and retained therein and released therefrom pursuant to this Section 2.8 also on the same pro rata basis. The Escrow Shares shall be released from the Escrow on the following terms:

                  (i) one-fourth (1/4) of the total number of the Escrow Shares deposited into the Escrow at the Effective Time shall be released from Escrow and delivered to the respective record holders thereof, if the total pre-tax earnings of Millennium for the fiscal year ended December 31, 1996 are not less than $700,000. In the event total "Pre-Tax Earnings" (as defined below) for such period are less than $700,000, one-fourth (1/4) of the total number of the Escrow Shares deposited into the Escrow at the Effective Time shall be released from Escrow and delivered to Beacon for cancellation;

                  (ii) one-fourth (1/4) of the total number of the Escrow Shares deposited into the Escrow at the Effective Time shall be released from Escrow and delivered to the respective record holders thereof, if the total Pre-Tax Earnings of Millennium are not less than $200,000 for the three months ended March 31, 1997. In the event total Pre-Tax Earnings for such period are less than $200,000, one-fourth (1/4) of the total number of the Escrow Shares deposited into the Escrow at the Effective Time shall be released from Escrow and delivered to Beacon for cancellation;

                  (iii) one-fourth (1/4) of the total number of the
            Escrow Shares deposited into the Escrow at the Effective Time shall be released from Escrow and delivered to the respective record holders thereof, if the total Pre-Tax Earnings of Millennium are not less than $220,000 for the three months ended June 30, 1997. In the event total Pre-Tax Earnings for such period are less than $220,000, one-fourth (1/4) of the total number of the Escrow Shares deposited into the Escrow at the Effective Time shall be released from Escrow and delivered to Beacon for cancellation; and

                  (iv) one-fourth (1/4) of the total number of the Escrow Shares deposited into the Escrow at the Effective Time shall be released from Escrow and delivered to the respective record holders thereof, if the total Pre-Tax Earnings of Millennium are not less than $250,000 for the three months ended September 30, 1997. In the event total Pre-Tax Earnings for such period are less than $250,000, one-fourth (1/4) of the total number of the Escrow Shares deposited into the Escrow at the Effective Time shall be released from Escrow and delivered to Beacon for cancellation.

            The parties hereto agree that the number of Escrow Shares to be released to the record holders or to Beacon, as the case may be, has been determined through arms' length negotiation, and is based on the anticipated, fair market value of the Escrow Shares at the Effective Time. In determining the number of Escrow Shares to be released upon satisfaction, or failure to satisfy, any of the criteria set forth above, the fair market value of the Escrow Shares at the time of their release shall be irrelevant, and neither the record holders nor Beacon shall maintain they are, or otherwise will be, entitled to receive more Escrow Shares as a result of an increase (or decrease) within the fair market value of the Escrow Shares at the time they are released to the record holders or to Beacon, as the case may be.

            The parties hereto agree that the number of Escrow Shares to be released to the record holders or to Beacon, as the case may be, has been determined through arms' length negotiation, and is based on the anticipated fair market value of the Escrow Shares at the Effective Time. In determining the number of Escrow Shares to be released upon satisfaction, or failure to satisfy, any of the criteria set forth above, the fair market value of the Escrow Shares at the time of their release shall be irrelevant, and neither the record holders nor Beacon shall maintain they are, or otherwise will be, entitled to receive more Escrow Shares as a result of an increase (or decrease) within the fair market value of the Escrow Shares at the time they are released to the
record holders or to Beacon, as the case may be.   For purposes of this
Section 2.8 only, Pre-Tax Earnings shall mean net income before provision of income taxes, determined in accordance with generally acceptable accounting principles; provided, however, that any expense item attributed to the release of the Escrow Shares from the Escrow or to the issuance of any shares or options to employees as compensation, shall not be deducted from revenues in determining Pre-Tax Earnings.


                  The Beacon Common Stock held in Escrow will appear as issued and outstanding on Beacon balance sheets and will be legally outstanding under applicable state law. All cash dividends on the Beacon Common Stock held in Escrow will be distributed currently to the record holders thereof, and the record holders thereof shall have full voting rights with respect to the Beacon Common Stock delivered into Escrow. No Beacon Common Stock delivered to the Escrow will be subject to restrictions requiring their return to Beacon because of death, failure to continue employment or similar restrictions. In no event shall the record holders of the Beacon Common Stock held in Escrow have the right to substitute other property for the Escrowed Shares.


                                      ARTICLE III
                      THE SURVIVING CORPORATION AND OTHER MATTERS

            3.1. Surviving Corporation. In the Merger, Beacon Merger Sub shall merge into Millennium and Millennium shall be the Surviving
Corporation.

            3.2.  Articles of Incorporation.  The Articles of
Incorporation of Millennium in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

            3.3. Bylaws. The Bylaws of Millennium in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended.

            3.4. Directors and Officers of Millennium. The directors and officers of Millennium immediately prior to the Effective Time shall be and shall constitute the directors and officers of the Surviving
Corporation to serve in accordance with the Bylaws of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified.

            3.5. Effect of Merger. The Merger will have the effects specified in Section 1107 of the California Statute.

            3.6. Change of Name. If requested by Millennium, the name of Beacon will be changed in connection with the Merger subject to approval by the Beacon Shareholders.

            3.7. Beacon Directors and Officers. At the Effective Time, the Directors and Officers of Beacon shall be as follows:

            Directors               Officers
            ---------               --------
            Troy Barnes             Troy Barnes - CEO/President and
            Daniel Glick                Chief Financial Officer
            Douglas P. Morris       Douglas P. Morris, Vice President of
                                        Financial Markets
                                    Celeste Barnes - Secretary

            3.8. Expiration of Warrants. The Beacon Common Stock Purchase Warrants which expire March 31, 1997 shall not be extended by Beacon.


                                      ARTICLE IV
                          REPRESENTATIONS AND WARRANTIES OF
                                 BARNES AND MILLENNIUM

            Millennium and Barnes, represents and warrants to Beacon, except as disclosed in this Agreement or in the Schedules attached hereto, the statements made in this Article IV are correct and complete as of the date hereof and will be correct and complete as of the Effective Time:

            4.1. Organization. Millennium is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite licenses, qualifications, corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such qualifications, licenses, power and authority would not in the aggregate have a material adverse effect on the business, operations or financial
condition of Millennium.   Millennium is duly qualified to do business
as a foreign corporation and is in good standing under the laws of each state or jurisdiction which requires such qualification except where the

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                                 Page 21 of 118
failure to be in good standing or to have such qualifications would not in the aggregate have a material adverse effect on the business, operations or financial condition of Millennium.

            4.2. Capitalization. The entire authorized capital stock of Millennium consists of 7,000,000 shares of common stock having no par value, of which 5,203,868 shares are currently issued and outstanding and of which not more than 6,778,868 will be issued and outstanding at the Effective Time. There are no outstanding convertible securities, warrants, options, or commitments of any nature which may cause authorized but unissued shares of Millennium Common Stock to be issued to any Person except as disclosed in Schedule 4.2 attached hereto. At the Effective Time, all issued and outstanding shares of Millennium will have been duly authorized, legally issued, fully paid, and non-assessable, and not issued in violation of the pre-emptive or other right of any Person. None of the outstanding equity securities or other securities of Millennium was issued in violation of the Securities Act or any other Legal Requirement.

            4.3.  Reorganization Related Representations.

                  4.3.1.There is no plan or intention by the Shareholders of Millennium who own 5% or more of the Millennium stock to sell, exchange, or otherwise dispose of a number of shares of Beacon Common Stock received in the Merger that would reduce the Shareholders of Millennium ownership of Beacon stock to a number of shares having a value, as of the Effective Time, of less than 50% of the value of all of the formerly outstanding stock of Millennium as of the same date. Millennium stock and shares of Beacon stock held by the Shareholders of Millennium and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are considered in making this representation.

                   For purposes of this representation, the shares of Millennium Common Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Beacon Common Stock are treated as outstanding Millennium Common Stock as of the Effective Time. Moreover, Millennium Common Stock and shares of Beacon Common Stock held by Millennium Shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Effective Time are considered in making this representation.

                  4.3.2.Following the Effective Time, Millennium will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of Beacon Merger Sub's net assets and at least 70% of the fair market value of Beacon Merger Sub's gross assets held immediately prior to the Effective Time. For purposes of this representation, amounts used by Millennium or Beacon Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Millennium, are included as assets of Millennium or Beacon Merger Sub, respectively, immediately prior to the Effective Time.

                  4.3.3.Millennium has no plan or intention to issue additional shares of stock that would result in Beacon losing control of Millennium within the meaning of Section 368(c) of the Code.

                  4.3.4.Following the Effective Time, Millennium will continue its historic business or use a significant portion of its historic business assets in a business.

                  4.3.5.Beacon, Beacon Merger Sub, Millennium, and the Shareholders of Millennium will pay their respective expenses, if any, incurred in connection with the transaction.

                  4.3.6.There is no intercorporate indebtedness existing between Beacon and Millennium, or between Beacon Merger Sub and Millennium, which was issued, acquired, or will be settled at a discount.

                  4.3.7.At the Effective Time, 100% of the issued and outstanding shares of Millennium Common Stock will be Exchanged solely for voting stock of Beacon.

                  4.3.8.At the Effective Time, Millennium will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Millennium that, if exercised or converted, would affect Beacon's acquisition or retention of control of Millennium, as defined in Section 368(c) of the Code.

                  4.3.9.Millennium is not an investment company as defined in Section 368(a)(2)(f)(iii) and (iv) of the Code.

                  4.3.10. On the Effective Date, the fair market value of the assets of Millennium will exceed the sum of its liabilities plus the amount of liabilities, if any, to which its assets are subject.

                  4.3.11. Millennium is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section
368(a)(3)(A) of the Code.

                  4.3.12. None of the compensation received by any shareholder-employees of Millennium will be separate consideration for, or allocable to, any of their shares of Millennium Common Stock. None of the shares of Beacon Common Stock received by any shareholder-employee of Millennium will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.

                  4.3.13. No order has been entered revoking or suspending for cause any license, permit or other authority of any director or officer of Millennium, or of any corporation of which such person is an officer or director, to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or enjoining any such person or any corporation of which he is an officer or director from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security or any aspect of the securities business, or of any felony.

            4.4. Authority Relative to this Agreement. Millennium has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by its Board of Directors and have or will be duly and validly authorized by all of the Shareholders of Millennium and no other corporate proceedings on the part of Millennium are necessary to authorize this Agreement or to consummate the transactions so contemplated. Subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, this Agreement has been duly and validly executed and delivered by Millennium and by Barnes and constitutes a valid and binding agreement of Millennium and Barnes, enforceable against each of them in accordance with its terms.

            4.5.  Approvals and Consents; Noncontravention.

                  4.5.1. Except for the filing of an Agreement of Merger with the California Secretary of State, and obtaining a Permit under the California Corporations Code, no consent, approval, or other action by, or notice to or registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by Millennium in connection with the execution, delivery or performance of this Agreement by Millennium or the consummation of the transactions contemplated by this Agreement.

                  4.5.2. No consent, approval, waiver or other action by any Person under any material contract, agreement, instrument, or other document, or obligation to which Millennium or Barnes is a party or by which they or any of their assets are bound, is required or necessary for the execution, delivery, and performance of this Agreement by Millennium and Barnes, or the consummation of the transactions contemplated by this Agreement.

                  4.5.3. The execution, delivery, or performance of this Agreement by Millennium and Barnes and the consummation of the transactions contemplated by this Agreement will not: (i) violate or conflict with the charter documents or Bylaws of Millennium; (ii) violate or conflict with any law, regulation, order, judgment, award, administrative interpretation, injunction, writ, or decree applicable to Millennium or to Barnes or by which they or any of their assets are bound, or any agreement or understanding between any administrative or regulatory authority, on the one hand, and Millennium on the other hand; or (iii) violate or conflict with, result in a breach of, result in or permit the acceleration or termination of, or constitute a default under any agreement, instrument or understanding to which Millennium is a party or by which it or any of its assets are bound.

            4.6. Articles of Incorporation and By-Laws. Attached hereto as Schedule 4.6 are true and correct copies of the Articles of Incorporation and Bylaws of Millennium. Such Articles of Incorporation and Bylaws are in full force and effect and no amendments are pending except as described in Schedule 4.6. Millennium is not in violation of any provision of its Certificate of Incorporation or Bylaws. Schedule
4.6 also contains a list of all Board of Director minutes and resolutions and all Shareholder minutes and resolutions of Millennium since its inception, copies of which have previously been supplied to Beacon.

            4.7. Financial Statements. Attached hereto as Schedule 4.7 are unaudited financial statements of Millennium as of September 30, 1996 and audited financial statements for the years ended December 31, 1995 and 1994. Such financial statements are hereafter referred to as the "Millennium Financial Statements." The parties acknowledge that Beacon is required to file a Form 8-K with the Securities and Exchange Commission within 15 days after the Effective Date. Such Form 8-K must contain audited and other financial statements of Millennium and any predecessor of Millennium which meet the requirements of such Form 8-K. The Millennium Financial Statements are correct and complete in all material respects and fairly present, in accordance with generally accepted accounting principles, consistently applied, the financial position of Millennium as of such dates and the results of operations and changes in financial position for such periods.

            4.8. No Undisclosed Material Liabilities. Millennium is not subject to any material liability ($10,000 or more) of any kind whatsoever (whether accrued, absolute, contingent, or otherwise) that are, individually or in the aggregate, material to Millennium taken as a whole other than:

                  (a) liabilities disclosed or provided for in the most recent Millennium Financial Statements;

                  (b) liabilities incurred in the ordinary course of business since the date of the Millennium Financial Statements consistent with past practice;

                  (c) liabilities contemplated by and arising under this Agreement; and

                  (d) liabilities described in Schedule 4.8 attached
            hereto.

            To the knowledge of Millennium and Barnes, no circumstances exist which would result in the imposition of any other liabilities.

            4.9. Absence of Certain Changes or Events. Except as contemplated by this Agreement or disclosed in Schedule 4.9, or except in the Ordinary Course of Business consistent with its past practices, since September 30, 1996, Millennium has not: (i) suffered any change in its business, operations, properties, condition (financial or otherwise), or prospects which has had or, to the knowledge of any of its executive officers and Barnes, would likely have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of Millennium; (ii) suffered any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of Millennium and which has had, or to the knowledge of Barnes, would likely have individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of Millennium; (iii) incurred any liability or obligation (absolute, accrued, contingent or otherwise), or suffered any material bad debt or contingency in an amount in excess of $10,000; (iv) changed accounting methods, principles or practices; (v) revalued any asset, other than due to depreciation and amortization, (vi) paid, discharged or satisfied any claims, liabilities or obligations in an amount in excess of $10,000; (vii) entered into any commitment or transaction material to Millennium taken as a whole in an amount in excess of $10,000; (viii) declared, set aside or paid any dividend or distribution in respect of any capital stock, or redeemed, purchased or otherwise acquired any of these securities or modified its capitalization; (ix) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or otherwise changed the compensation payable or to become payable to any officer or key employees of Millennium, (x) canceled any debts or waived any claims in an amount in excess of $10,000; (xi) transferred any assets in an amount in excess of $10,000; (xii) made capital expenditures and commitments in an amount in excess of $10,000; and (xiii) paid, loaned or abandoned (other than payment of salaries or benefits or reimbursement of expenses) any amount to, or sold, transferred or leased any properties or assets to, or entered into any contract with, any of its officers or directors, or any affiliate or associate of any of its officers or directors.

            4.10.  Litigation and Proceedings.  Except as set forth in the
Schedule 4.10, there is no claim, action, proceeding or investigation pending or, to the knowledge of Barnes, threatened by or against Millennium or any Millennium Shareholder, or any property or asset of Millennium, by any Person or any Governmental Authority which (i) is reasonably likely to have, individually and in the aggregate, a material adverse effect on the business, assets or operations of Millennium or
(ii) seeks to delay or prevent the consummation of the transactions contemplated by this Agreement. As of the date hereof, neither
Millennium nor any property or asset of Millennium is subject to any order, writ, judgment, injunction, decree, determination or award. Any and all litigation or proceeding in which Millennium or Barnes, their assets or properties are parties, are threatened to be parties is set forth on Schedule 4.10.

            4.11.  Compliance with Laws, Rules and Regulations.  Schedule
4.11 sets forth all material governmental licenses, permits and other Governmental Authorization (or requests or applications therefor) pursuant to which Millennium carries on its business. To the knowledge of Millennium and Barnes, Millennium complies with all applicable federal laws, rules and regulations and all applicable state and local laws, rules and regulations relating to the operation of its business, except to the extent that non-compliance would not materially and adversely affect the business, operations, properties, assets or condition of Millennium or except to the extent that non-compliance would not result in the occurrence of any material liability for Millennium.

            4.12.  Contracts.   Schedule 4.12 sets forth a complete and
correct list of all leases and all material Contracts to which Millennium is a party or by which any of its properties or assets are bound. Millennium is not a party to any other material Contract. To the knowledge of Millennium and Barnes, and subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, all Contracts to which Millennium is a party or by which its properties or assets are bound and which are material to its operations taken as a whole, are valid and enforceable in all material respects. For purposes of this Agreement, a "Material" agreement is an agreement which can reasonably be expected to involve more than $25,000.

                  4.12.1. Millennium is not a party to or bound by, and the assets of Millennium are not subject to, any material Contract or instrument; any charter restriction; or any judgment, order, writ, injunction or decree which materially and adversely affects, or in the future is likely to (as far as Millennium can now foresee) materially and adversely affect, the business, operations, properties, assets or condition of Millennium.

                  4.12.2.   Millennium is not a party to any material:

                        (a) contract for employment of any officer or employee that is not terminable on 30 days (or less) notice (Schedule 4.22);

                        (b) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement (Schedule 4.12.2(b));

                        (c) Contract relating to the borrowing of money
                  (Schedule 4.12.2(c));

                        (d) guaranty of any obligation, other than one on which Millennium is a primary obligor, for the borrowing of money or otherwise (Schedule 4.12.2(d));

                        (e) consulting or other similar contract with an unexpired term of more than thirty (30) days; (Schedule 4.12.2(e).);

                        (f)  collective bargaining agreement;

                        (g) any agreement that restricts the right of Millennium to engage in any place in any line of business, solicit employees or customers or otherwise compete in any line of business.

            4.13. Material Contract Defaults. To the knowledge of Millennium and Barnes, Millennium is not in default in any material respect under the terms of any outstanding contract, agreement, promissory notes, license, lease, or other commitment which is material to the business, operations, assets, or condition of Millennium, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Millennium has not taken adequate steps to prevent such a default from occurring.

            4.14. Taxes and Tax Returns. All Tax Returns and forms filed by Millennium since its inception are set forth in Schedule 4.14 attached hereto. Millennium has filed all Tax Returns required to be filed by it and has paid and discharged all taxes shown as due thereon and has paid all taxes as are due, other than (i) such payments as are being contested in good faith by appropriate proceedings and (ii) such filings, payments or other occurrences that, individually or in the aggregate, would not have a material adverse effect on the business or operations of Millennium. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of Millennium or Barnes, threatening to assess against Millennium a material deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Millennium has not been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any tax. The accruals and reserves for taxes reflected in the most recent balance sheet ("Balance Sheet") included in the Millennium Financial Statements are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principles consistently applied.

            The term "tax" or "taxes" means federal state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties.

            4.15. No Subsidiaries. Millennium has no subsidiaries and does not own any capital stock, security, partnership interest, or other interest of any kind in any corporation, partnership, joint venture, association, or other entity.

            4.16. Title and Related Matters. Millennium has good and marketable title to all of its inventory, interests in properties and other assets which are reflected in the most recent Millennium Financial Statements or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances, except (i) statutory liens or claims not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the assets or properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties or in connection with such assets; and (iii) such liens as are described in the Millennium Financial Statements or in the Millennium Schedules. The offices and equipment of Millennium that are necessary or used in the operations of its business are in good operating condition and repair, normal wear and tear excepted.

            4.17. Intellectual Property. Schedule 4.17 hereto contains a complete list and description of all Millennium's United States and foreign (a) patents and patent applications; (b) trademark registrations and applications for trademark registrations; (c) copyright registrations and applications for copyright registrations; and (d) unregistered trademarks, trade names, service marks and copyrights. Millennium wholly owns the exclusive rights to all of the above-described intellectual property and there are no known threatened claims of any third party challenging the ownership, scope or validity of any of the said intellectual property; to the Knowledge of Millennium

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

and Barnes, there is no infringing use by any Person or entity of any of said intellectual property; and to the Knowledge of Millennium, there has been no disclosure of any of its trade secrets to any Person other than Persons who have executed confidentiality/non-competition agreements.

            4.18. Real Property Leaseholds. Millennium leases its facilities pursuant to the leases identified in the attached Schedule
4.18. Millennium is not bound by any other real property leases, and Millennium does not own any real property.

            4.19. Accounts Receivables. To the Knowledge of Millennium and Barnes, all of Millennium's accounts receivable arose in the Ordinary Course of Business, are "arms length" and bona fide, and are correctly reflected in Millennium's books and records. To the Knowledge of Millennium and Barnes, all of Millennium's accounts receivable (net of reserves for doubtful accounts set forth on Millennium's financial records) are collectible in accordance with their terms. To the Knowledge of Millennium and Barnes, none of Millennium's accounts receivable or contracts is subject to any set off, counterclaim or adjustment by reason of any product liability, breach of warranty, contract, accounting error or other claim.

            4.20. Inventory. All inventory of Millennium, whether or not reflected in its most recent Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the accounting records of Millennium as of the Effective Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a cost averaging basis. The quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of Millennium.

            4.21. Insurance. Millennium maintains insurance policies as described on the attached Schedule 4.21.

            4.22.  Environmental Matters.

                  4.22.1. Neither Millennium nor any predecessor of Millennium (i) has violated or is violation of any Environmental Law;
(ii) has owned or leased properties (including but without limitation, soils and surface and ground waters) which are contaminated with any Hazardous Substance; (iii) is actually or potentially or, to the Knowledge of Barnes, allegedly liable for any off-site contamination;
(iv) is actually or potentially or, to the Knowledge of Barnes, allegedly liable under any Environmental Law (including, without

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limitation, pending or threatened liens); (v) has failed to obtain all permits, licenses and other authorization required under any Environmental Law ("Environmental Permits"); or (vi) has failed to be in compliance with its Environmental permits.

                  4.22.2. To the Knowledge of Barnes, neither Millennium nor any of its predecessors, or their respective subsidiaries or joint ventures, have any material Environmental Liabilities, and none of such entities have had within the five (5) years preceding the date hereof a material release of Hazardous Substances into the environment in violation of any Environmental Law or Environmental Permit.

                  4.22.3. For the purposes of this Section 4.22, the following terms have the following meanings:

                  "Environmental Laws" shall mean any and all federal,
            state and local laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to
            (i) human health, the environment or emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment; (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof; or (3) the pollution of the environment.

                  "Environmental Liabilities" shall mean all liabilities,
            whether vested or unvested, contingent or fixed, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

                  "Hazardous Substances" shall mean (1) those substances
            defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act; the Resources Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act; the Clean Air Act; the Safe Drinking Water Act (Clean Water Act); the Atomic Energy Act; the Federal Insecticide, Fungicide, and Rodenticide Act; and the Substances Control Act; (2) petroleum and petroleum products including crude oil and any fractions thereof; (3) natural gas, synthetic gas, natural gas liquids and any mixtures thereof; (4) radon; (5) any other contaminant; and
            (6) any substance with respect to which a Governmental Authority requires environmental investigation, monitoring, reporting or remediation.

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            4.23  Employees.

                  4.23.1. Schedule 4.23 contains a complete and accurate list of the following information for each employee or director of Millennium, including each employee on leave of absence or layoff status; name; job title; current compensation paid or payable by Millennium and any change in compensation since December 31, 1995; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

                  4.23.2. No employee or director of Millennium is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or is likely to adversely affect (i) the performance of his duties as an employee or director of Millennium, or (ii) the ability of Millennium to conduct its business, including any Proprietary Rights Agreement with Millennium or any current Millennium Shareholder by any such employee or director. To Millennium's and Barnes' knowledge, no director, officer, or other key employee of Millennium intends to terminate his employment with Millennium.

            4.24. Certain Payments. Since its inception, neither Millennium nor any director, officer, agent, or employee of Millennium or any other Person associated with or acting for or on behalf of Millennium has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured,
(iii) to obtain special concessions or for special concessions already obtained, for or in respect of Millennium or any affiliate of Millennium, or (iv) in violation of any Legal Requirement; or (b) established or maintained any fund or asset that has not been recorded in the books and records of Millennium.

            4.25. Relationships with Related Persons. Neither Barnes nor any other current Shareholder of Millennium nor any Related Person of Barnes has, or since the inception of Millennium has had, any interest in any property (whether real, personal, or mixed and whether tangible

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or intangible), used in or pertaining to Millennium. Neither Barnes or any Related Person of Barnes is, or since the inception of Millennium has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Millennium, other than business dealings or transactions conducted in the Ordinary Course of Business at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with Millennium with respect to any line of the products or services of Millennium (a "Competing Business") in any market presently served by Millennium. Except as set forth in Schedule 4.25, neither Barnes, or any Related Person of Barnes is a party to any Contract with, or has any claim or right against, Millennium.

            4.26 Brokers. Millennium has not incurred nor will it incur any brokerage, finder's, or similar fee in connection with the Merger or the transactions contemplated by this Agreement. If the Merger is Closed, Millennium will pay a consulting fee to Glick & Morganstern in the amount of $50,000.

            4.27. Millennium Schedules. Within twenty (20) days from the date hereof, Millennium shall deliver to Beacon the following schedules (collectively "Millennium Schedules") which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Millennium and by Barnes as complete, true, and correct:

                  (a) A Schedule describing any and all options, warrants or other rights to purchase the securities of Millennium, together with copies of any documents relating thereto (Schedule 4.2);

                  (b) A Schedule containing complete and correct copies of the Articles of Incorporation and Bylaws, as amended, of Millennium in effect as of the date of this Agreement and all Board of Director and shareholder minutes and resolutions adopted since its inception (Schedule 4.6);

                  (c) A Schedule including Millennium Financial Statements (Schedule 4.7);

                  (d) A Schedule of all liabilities (exceeding $10,000) included on the Millennium Financial Statements or arising thereafter. This Schedule shall be updated as of the Effective Date and such updated Schedule shall be delivered to Beacon immediately prior to the Effective Time (Schedule 4.8);

                  (e) A Schedule setting forth a description of any material adverse change in the business, operations, property,

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            inventory, assets, or condition of Millennium since the date of Millennium Financial Statements (Schedule 4.9);

                  (f) A Schedule describing any and all litigation or proceeding to which Millennium is a party or threatened to be party which is likely to effect, materially and adversely, Millennium, its business or assets (Schedule 4.10);

                  (g) A Schedule describing all governmental licenses, permits and other governmental authorizations (or requests or applications therefor) pursuant to which Millennium carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Millennium) (Schedule 4.11);

                  (h) A Schedule containing a description of all leases and all material contracts of Millennium (Schedule 4.12);

                  (i) A Schedule containing a description of all profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit and retirement plans (Schedule
            4.12.2(b));

                  (j) A Schedule containing copies of all material agreements, contracts or debentures under which Millennium is obligated (Schedule 4.12.2(c));

                  (k) A Schedule containing a description of any guaranty of any obligation, other than one on which Millennium is a primary obligor, for the borrowing of money (Schedule
            4.12.2(d));

                  (l) A schedule containing a description of consulting or other similar contracts. (Schedule 4.12.2(e));

                  (m) A Schedule of all Intellectual Property owned by Millennium (Schedule 4.17);

                  (n) A Schedule containing a description of all real property leased by Millennium, together with a copy of all lease agreements (Schedule 4.18);

                  (o) A Schedule of all insurance maintained by Millennium (Schedule 4.21);

                  (p) A Schedule containing copies of all contracts for employment of any officer or employee that is not terminable on 30 days (or less) notice (Schedule 4.23); and


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                  (q)  A Schedule of all other documents, disclosures, or
            representations required to be disclosed by this Agreement or required to be disclosed in order to set forth all material facts regarding Millennium.

            4.28. Information. The information concerning Millennium set forth in this Agreement and in the Millennium Schedules is complete and accurate in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
                       REPRESENTATIONS AND WARRANTIES OF  BEACON

            Beacon represents and warrants to Millennium and to each Shareholder of Millennium, except as disclosed in this Agreement or in the Beacon Schedules attached hereto, the statements made in this
Article V are correct and complete as of the date hereof and will be correct and complete as of the Effective Time. Beacon Merger Sub has not yet been formed, but will be formed under the laws of the State of California prior to the Effective Time. The representations and warranties to be made by Beacon Merger Sub will be true and correct at the Effective Time. For purposes of this Article V, all of the representations and warranties made by Beacon and referred to in this
Article V as made by "Beacon", shall also be deemed, for all purposes, to be representations and warranties made by Beacon Merger Sub about the status or condition of Beacon Merger Sub at the Effective Time to the extent such representations and warranties are applicable to Beacon Merger Sub.

            5.  Organization.

                  5.1. Beacon. Beacon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite licenses, qualifications, corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such qualifications, licenses, power and authority would not in the aggregate have a material adverse effect on the business, operations or financial condition of Beacon. Beacon is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or jurisdiction which requires such qualification except where the failure to be so existing and in good standing or to have such qualifications would not in the aggregate have a material adverse effect on the business, operations or financial condition of Beacon.

                  5.1.2. Beacon Merger Sub. At the Effective Time, Beacon Merger Sub will be a corporation duly organized, validly existing and in

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good standing under the laws of the State of California and will have all requisite licenses, qualifications, corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such qualifications, licenses, power and authority would not in the aggregate have a material adverse effect on the business, operations or financial condition of Beacon Merger Sub or Beacon. Beacon Merger Sub will be formed for the sole purpose of effecting the Merger and will have no material assets or liabilities.

            5.2. Capitalization. The capitalization of Beacon is comprised of 25,000,000 shares of common stock, $.001 par value, of which 1,160,458 shares are currently issued and outstanding. All outstanding shares have been duly authorized, validly issued, and fully-paid. All of the outstanding shares are non-assessable and free of cumulative voting or pre-emotive rights. There are no outstanding or presently authorized securities, warrants, options, or related commitments of any nature of Beacon not disclosed in this Agreement, in the Beacon Financial Statements or in the Beacon Schedules (Schedule 5.2.) attached hereto. None of the outstanding equity securities or other securities of Beacon was issued in violation of the Securities Act or any other Legal Requirement.

                  5.2.1 The capitalization of Beacon Merger Sub will, at the Effective Time, consist of 25,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, no par value, issuable in such series and with such characteristics, as determined appropriate by the Board of Directors. Immediately prior to the Effective Time, there will be 100 shares of Beacon Merger Sub common stock issued and outstanding all of which will be owned by Beacon. In connection with the Merger, such shares shall be converted into shares of Millennium, all of which will, after the Effective Time, be owned by Beacon.

            5.3.  Reorganization Related Representations.

                  5.3.1.This Agreement has been negotiated between Millennium and Beacon at arms' length. The fair market value of the Beacon stock received by each Shareholder of Millennium in the Merger will be approximately equal to the fair market value of the Millennium Common Stock surrendered in the Exchange.

                  5.3.2.Following the Effective Time, Millennium will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of Beacon Merger Sub's net assets and at least 70% of the fair market value of Beacon Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by Millennium or Beacon Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular,

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


normal dividends) made by Millennium are included as assets of Millennium or Beacon Merger Sub, respectively, immediately prior to the Effective Time.

                  5.3.3.Immediately prior to the Effective Time, Beacon will be in control of Beacon Merger Sub within the meaning of Section 368(c) of the Code.

                  5.3.4 Beacon has no plan or intention to reacquire any of its stock issued in the Merger.

                  5.3.5.Beacon has no plan or intention to liquidate Millennium; to merge Millennium with or into another corporation; to sell or otherwise dispose of the stock of Millennium except for transfers of stock to corporations controlled by Beacon; or to cause Millennium to sell or otherwise dispose of any of its assets or any of the assets acquired from Beacon Merger Sub, except for dispositions made in the Ordinary Course of Business or transfers of assets to a corporation controlled by Millennium.

                  5.3.6.Beacon Merger Sub will have no liabilities assumed by Millennium and will not transfer to Millennium any assets subject to liabilities in the Merger.

                  5.3.7.Following the Effective Time, Beacon will cause Millennium to continue its historic business or use a significant portion of its historic business assets in a business.

                  5.3.8.Beacon, Beacon Merger Sub, Millennium and
Shareholders of Millennium will pay their respective expenses, if any, incurred in connection with the transaction.

                  5.3.9.There is no intercorporate indebtedness existing between Beacon and Millennium, or between Beacon Merger Sub and Millennium, which was issued, acquired, or will be settled at a discount.

                  5.3.10 At the Effective Time, shares of Millennium stock representing control of Millennium as defined in Section 368(c) of the Code, will be Exchanged solely for voting stock of Beacon. No consideration other than Beacon Common Stock will be paid or received (directly or indirectly, actually or constructively) for Millennium Common Stock.

                  5.3.11. Beacon does not own, nor has it owned during the past five years, any shares of the stock of Millennium.

                  5.3.12. Beacon is not an investment company as defined in Section 368(a)(2)(f)(iii) and (iv) of the Code.


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                  5.3.13.  None of the compensation received by any
shareholder-employees of Millennium will be separate consideration for,
or allocable to, any of their shares of Millennium stock.   None of the
shares of Beacon Common Stock received by any shareholder-employee of Millennium will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.

                  5.3.14. No order has been entered revoking or suspending for cause any license, permit or other authority of any director or officer of Beacon, or of any corporation of which such person is an officer or director, to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or enjoining any such person or any corporation of which he is an officer or director from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security or any aspect of the securities business, or of any felony.

            5.4. Authority Relative to this Agreement. Beacon has, and at the Effective Time, Beacon Merger Sub will have, the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Beacon and have or will have, prior to the Effective Time, been duly and validly authorized by the shareholders of Beacon and Beacon Merger Sub. Except for obtaining a Permit under the California Corporations Code, no other corporate proceedings on the part of Beacon or Beacon Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. Subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, this Agreement has been duly and validly executed and delivered by Beacon and constitutes a valid and binding agreement of Beacon, enforceable against it in accordance with its terms.

            5.5.  Approvals and Consents; Noncontravention.

                  5.5.1. Except for incorporating Beacon Merger Sub, obtaining a Permit under the California Corporations Code and for the filing of an Agreement of Merger with the California Secretary of State, no consent, approval, or other action by, or notice to or registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by Beacon nor Beacon Merger Sub in connection with the execution, delivery or performance of this Agreement by Beacon or Beacon Merger Sub or the consummation of the transactions contemplated by this Agreement.

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                  5.5.2.  No consent, approval, waiver or other action by
any Person under any material contract, agreement, note, indenture, lease, instrument, or other document, or obligation to which Beacon or Beacon Merger Sub is a party or to which or by which any of their properties or assets are bound is required or necessary for the execution, delivery, and performance of this Agreement by Beacon or Beacon Merger Sub or the consummation of the transactions contemplated by this Agreement.

                  5.5.3. The execution, delivery, or performance of this Agreement by Beacon and Beacon Merger Sub and the consummation of the transactions contemplated by this Agreement will not (i) violate or conflict with the charter documents or Bylaws of Beacon or Beacon Merger Sub; (ii) violate or conflict with any law, regulation, order, judgment, award, administrative interpretation, injunction, writ, or decree applicable to Beacon or Beacon Merger Sub or by which any of their property or assets are bound, or any agreement or understanding between any administrative or regulatory authority, on the one hand, and Beacon and/or Beacon Merger Sub on the other hand; or (iii) violate or conflict with, result in a breach of, result in or permit the acceleration or termination of, or constitute a default under any agreement, instrument, note, indenture, mortgage, lien, lease, or other contract, arrangement, or understanding to which Beacon or Beacon Merger Sub is a party or by which any of their property or assets are bound.

            5.6. Articles of Incorporation and Bylaws.  Attached hereto as
Schedule 5.6 are true and correct copies of the Articles of Incorporation and Bylaws of Beacon. Such Articles of Incorporation and Bylaws are in full force and effect and no amendments are pending.
Beacon is not in violation of any provision of its Certificate of Incorporation or Bylaws. Schedule 5.6 also contains all Board of Director minutes and resolutions and all Shareholder minutes and resolutions of Beacon since its inception. The Articles of Incorporation and Bylaws of Beacon Merger Sub shall, at the Effective Time, be in a form acceptable and approved by Millennium and Barnes. Beacon Merger Sub will be formed prior to the Effective Time for the sole purpose of effecting the Merger. At the Effective Time, it shall have no liabilities, no assets, except for a limited amount of cash
(less than $500.00) and no operations.

            5.7 Financial Statements. The audited financial statements of Beacon for September 30, 1996 and 1995 ("Beacon Financial
Statements") are attached hereto as Schedule 5.7. The Beacon Financial Statements are true and complete copies and fairly present, in accordance with generally accepted accounting principles consistently applied, the financial position of Beacon as of such dates and the results of operations and changes in financial position for such periods. Beacon Merger Sub will be formed prior to the Effective Time for the sole purpose of effecting the Merger. At the Effective Time, it

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shall have no liabilities, no assets, except for a limited amount of cash (less than $500.00) and no operations.

            5.8. Undisclosed Material Liabilities. Beacon is not subject to any material liability ($7,500 or more), whether accrued, absolute, contingent or otherwise, which is not reflected as a liability in Beacon's Financial Statements or disclosed in the Beacon Schedules. No circumstances exist which, with the passage of time or otherwise, would result in the imposition of liabilities not reflected or adequately reserved against in the Beacon Financial Statements or described in the Beacon Schedules.

            5.9. Absence of Certain Changes or Events. Except as contemplated by this Agreement or disclosed in Schedule 5.9 or except as in accordance with its Ordinary Course of Business consistent with its past practice, since September 30, 1996, Beacon has not (i) suffered any change in its business, operations, properties, condition (financial or otherwise), or prospects which has had, or to its knowledge could have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of Beacon; (ii) suffered any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of Beacon and which has had, or could have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of Beacon; (iii) incurred any liability or obligation (absolute, accrued, contingent or otherwise), or suffered any material bad debt or contingency in an amount in excess of $7,500; (iv) changed accounting methods, principles or practices, (v) revalued any asset, other than due to depreciation and amortization;
(vi) paid, discharged or satisfied any claims, liabilities or obligations in an amount in excess of $7,500; (vii) entered into any commitment or transaction material to Beacon taken as a whole in an amount in excess of $7,500; (viii) declared, set aside or paid any dividend or distribution in respect of any capital stock, or redeemed, purchased or otherwise acquired any of these securities or modified its capitalization; (ix) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or otherwise changed the compensation payable or to become payable to any officer or key employees of Beacon; (x) canceled any debts or waived any claims in an amount in excess of $7,500, (xi) transferred any assets in an amount in excess of $7,500, (xii) made capital expenditures and commitments in an amount in excess of $7,500; or (xiii) paid, loaned or abandoned (other than payment of salaries or benefits or reimbursement of expenses) any amount to, or sold, transferred or leased any properties or assets to, or entered into any contract with, any of its officers or directors, or any affiliate or associate of any of its officers or directors.


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


            5.10. Litigation and Proceedings. Beacon is not involved in any pending litigation or governmental investigation or Proceeding and, to the Knowledge of Beacon, no litigation, claims, assessments, or governmental investigation or Proceeding is Threatened against Beacon or, to its Knowledge, is there is any basis for such action.

            5.11. Compliance with Laws, Rules and Regulations. To the Knowledge of Beacon, it complies with all applicable federal laws, rules, regulations and all applicable state and local laws, rules and regulations relating to the operation of its business, except to the extent that non-compliance would not materially and adversely affect the business, operations, properties, assets or condition of Beacon or except to the extent that non-compliance would not result in the occurrence of any material liability for Beacon.

                  5.11.1 Beacon has made all filings with the United States Securities and Exchange Commission ("SEC") that it has been required to make under the Securities Act and the Securities Exchange Act. The documents (including Beacon Financial Statements contained therein) filed with the SEC, except as amended, complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act and to the Knowledge of Beacon none of such documents contained a misrepresentation of material fact or omitted to state a material fact required to be stated therein to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            5.12.  Contracts.   Schedule 5.12 sets forth a complete and
correct list of all material leases and Contracts to which Beacon is a party or by which any of its properties or assets are bound. Beacon is not a party to any other material Contract. To the knowledge of Beacon, and subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, all Contracts to which Beacon is a party or by which its properties or assets are bound and which are "Material" (as defined below) to its operations taken as a whole, are valid and enforceable in all material respects. For purposes of this Agreement, a "Material" agreement is an agreement which can reasonably be expected to involve more than $7,500 or which involves any third party payor relationships. Except as set forth in Schedule 5.12, Beacon is not a party to any:

                        (a) contract for employment of any officer or employee;

                        (b) profit sharing, bonus, deferred compensation, severance pay, pension benefit or retirement plan, agreement or arrangement;

                        (c)   Contract relating to the borrowing of money;


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                        (d)   guaranty of any obligation, other than one on
                  which Millennium is a primary obligor, for the borrowing of money or otherwise;

                        (e)   collective bargaining agreement; and

                        (f) any agreement that restricts the right of Beacon to engage in any place in any line of business, solicit employees or customers or otherwise compete in any line of business.

            5.13. Material Contract Defaults. To the Knowledge of Beacon, it is not in default in any material respect under the terms of any outstanding contract, agreement, promissory notes, license, lease, or other commitment which is material to the business, operations, assets, or condition of Beacon, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Beacon has not taken adequate steps to prevent such a default from occurring.

            5.14. Taxes and Tax Returns. All Tax Returns and forms filed by Beacon since its inception are set forth in Schedule 5.14 attached hereto. Beacon has filed all Tax Returns required to be filed by it and have paid and discharged all taxes shown as due thereon and have paid all taxes as are due, other than (i) such payments as are being contested in good faith by appropriate proceedings and (ii) such filings, payments or other occurrences that, individually or in the aggregate, would not have a material adverse effect on the business or operations of Millennium. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the Knowledge of Beacon, threatening to assess against Beacon a material deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Beacon has not been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any tax. The accruals and reserves for taxes reflected in the most recent Balance Sheet of the Beacon Financial Statements are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principles consistently applied.

            The term "tax" or "taxes" is defined in Section 4.14 of this Agreement.

            5.15. No Subsidiaries. Beacon currently has no subsidiaries and does not own any capital stock, security, partnership interest, or other interest of any kind in any corporation, partnership, joint venture, association, or other entity. Beacon will, prior to the Effective Time, form Beacon Merger Sub as a wholly-owned subsidiary

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solely for the purpose of effecting the Merger.  Neither Beacon nor
Beacon Merger Sub will have any other subsidiaries either prior to, or at, the Effective Date.

            5.16. Cash Assets. Beacon's sole asset is cash. Beacon shall have cash assets of not less than $500,000 at the Effective Time.

            5.17.  Intellectual Property.   Beacon has no intellectual
properties.

            5.18. Real Property Leaseholds. Beacon has no leasehold properties or equipment and Beacon does not own any real property.

            5.19. Accounts Receivables. Beacon has no accounts receivable.

            5.20.  Inventory.  Beacon has no inventory.

            5.21.  Insurance.  Beacon maintains no insurance policies.

            5.22.  Environmental Matters.

                  5.22.1. Neither Beacon nor any predecessor of Beacon (i) has violated or is in violation of any Environmental Law; (ii) has owned or leased any properties (including, without limitation, soils and surface and ground waters) which are contaminated with any Hazardous Substance; (iii) is actually or potentially or to its Knowledge, is allegedly liable for any off-site contamination; (iv) is actually or potentially or, to its Knowledge, allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (v) failed to obtain all permits, licenses and other authorization required under any Environmental Law ("Environmental Permits"); or (vi) has failed to be in compliance with its Environmental permits.

                  5.22.2. To the Knowledge of Beacon, neither it nor any of its predecessors, or their respective subsidiaries or joint ventures have any material Environmental Liabilities, and none of such entities have had within the five (5) years preceding the date hereof a material release of Hazardous Substances into the environment in violation of any Environmental Law or Environmental Permit.

                  5.22.3. For the purposes of this Section 5.22, the following terms have the meanings given to them in Section 4.22 hereof:
(i) "Environmental Laws"; (ii) "Environmental Liabilities"; and (iii) "Hazardous Substances".

            5.23. Employees. Beacon has no employees and Beacon Merger Sub will have no employees.


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            5.24.    Certain Payments. Since its inception, neither Beacon
nor any director, officer, agent, or employee of Beacon or any other
Person associated with or acting for or on behalf of Beacon, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Beacon or any affiliate of Beacon, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of Beacon.

            5.25. Brokers. Except as disclosed in Schedule 5.25, Beacon has not incurred nor will it incur any brokerage, finder's, or similar fee in connection with the Merger or the transactions contemplated by this Agreement.

            5.26. Beacon Schedules. Within twenty (20) days from the date hereof, Beacon shall deliver to Millennium the following schedules (collectively "Beacon Schedules") which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Beacon as complete, true, and correct:

                  (a) a Schedule describing any and all options, warrants or other rights to purchase the securities of Beacon, together with copies of any documents relating thereto (Schedule 5.2);

                  (b) a Schedule containing complete and correct copies of the Certificate of Incorporation and Bylaws, as amended, of Beacon in effect as of the date of this Agreement and all Board of Director and shareholder minutes and resolutions adopted since its inception (Schedule 5.6);

                  (c) a Schedule including Beacon Financial Statements (Schedule 5.7);

                  (d) a Schedule of all liabilities (exceeding $7,500) included on the Beacon Financial Statements or arising thereafter. This Schedule shall be updated as of the Effective Date and such updated Schedule shall be delivered to Millennium immediately prior to the Effective Time (Schedule 5.8);

                  (e) a Schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Beacon since the date of Beacon Financial Statements (Schedule 5.9);

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                  (f)   a Schedule containing copies of Beacon's SEC filings
            (Schedule 5.11);

                  (g) a Schedule containing a description of all material Contracts of Beacon (Schedule 5.12);

                  (h) a Schedule of all other documents, disclosures, or representations required to be disclosed by this Agreement or required to be disclosed in order to set forth all material facts regarding Beacon.

            5.26. Information. The information concerning Beacon and Beacon Merger Sub set forth in this Agreement and in the Beacon
Schedules is complete and accurate in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

            5.27. Additional Information Available. Beacon will make available to each Shareholder of Millennium the opportunity to ask questions and receive answers concerning the acquisition of Beacon Common Stock in the Merger, and to obtain any additional information which Beacon possesses or can acquire without unreasonable effort or expense.

                                      ARTICLE VI
                               CONDUCT PRIOR TO CLOSING

            6.1. Conduct of Business. Prior to the Effective Date, Millennium and Beacon shall conduct their respective businesses only in the ordinary course consistent with past practice.

            6.2. Millennium Shareholder Approval. Prior to the Effective Time, Millennium will provide to the Shareholders of Millennium, full disclosure of all material facts concerning the Merger and will obtain approval from those persons who are shareholders of Millennium at the time such approval is sought, to effect the Merger and related transactions.

            6.3. Additional Covenants by Millennium and Barnes and Beacon. Between the date hereof and the Effective Time, except as contemplated by this Agreement or in the Ordinary Course of Business or with the prior written consent of the other parties, which consent shall not unreasonably be withheld, neither Beacon nor Millennium shall:

                  (a) make any change in its Articles of Incorporation or Bylaws;

                  (b) make any change in the authorized or issued shares except as contemplated by this Agreement;

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                  (c) except for the payment of approximately $300,000 owed
            by Millennium to Barnes and for distributions in the approximate amount of those set forth in Schedule 6.3(c) hereto, make any payment or distribution to shareholders or purchase or redeem any shares of capital stock;

                  (d) mortgage, pledge, or subject to lien or encumbrance any of its assets, tangible or intangible;

                  (e) cancel any debts or claims or waive any rights of value;

                  (f) incur any indebtedness or guarantees or enter into any commitment or make any material capital expenditures or investments;

                  (g) except for a bonus of approximately $250,000 to
            Barnes and/or pursuant to Millennium's new non-qualified incentive stock option plan, make any loan, accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any of its present or former officers or employees;

                  (h) make any material change in its method of management, operation, or accounting; or

                  (i) except in the Ordinary Course of Business, enter into any other material transactions;

                  (j) hire any Person as an employee except in the Ordinary Course of Business;

                  (k) except for a bonus of approximately $250,000 to Barnes and/or pursuant to Millennium's new non-qualified incentive stock option plan, adopt any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

                  (l) except pursuant to Millennium's new non-qualified
            incentive stock option plan, grant or agree to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof ;

                  (m) sell or transfer, or agree to sell or transfer, any of its assets, property, or rights or cancel or agree to cancel, any debts or claims; or


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                  (n)  make or permit any amendment or termination of any
            material contract, agreement, or license to which it is a party.

            6.4. Access. During normal business hours, Millennium shall give access to Beacon (and its auditors, counsel and other authorized representatives), and Beacon and Beacon Merger Sub agree to give access to Millennium (and its auditors, counsel and other authorized representatives) to each of their premises and books and records, including minute books and stock transfer records, and (ii) all contracts, agreements and documents whether or not listed in the Schedules hereto; provided, however, that any such investigation shall not affect any of the representations and warranties hereunder or the right of any party hereto to rely thereon; and provided further, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of Millennium and Beacon.

                  6.4.1.Confidentiality. Millennium, Barnes, Beacon and Beacon Merger Sub agree to keep confidential any information obtained pursuant to their respective inspections under this Agreement unless (i) such information is ascertainable from public sources or is or becomes public other than through the inspecting party or its representatives, or (ii) disclosure of such information is required by applicable securities or other laws. Moreover, in the event of the termination of this Agreement, Millennium, Beacon Merger Sub and Beacon agree that it will not disclose, utilize or exploit to its advantage any information obtained from the other pursuant to its examinations under this Agreement, unless necessary to comply with applicable law or to enforce its rights hereunder.

            The parties agree that a Breach of the provisions of Section
6.4 of this Agreement could cause irreparable damage to the other parties. Consequently, each agrees that in the event of any breach of any provision of this Section 6.4 of this Agreement, a non-breaching party, at its option, in addition to any other remedies provided by law or otherwise, may apply to any court of competent jurisdiction for the entry of an immediate order to restrain or enjoin the breach of these provisions and to otherwise specifically enforce the provisions of
Section 6.4 of this Agreement. Each party hereby expressly waives the claim or defense in any such action that the aggrieved party has an adequate remedy at law or in damages.

            6.5. Compliance with Blue Sky Law. The parties shall jointly take such action, make such filings and pay such filing fees as may be reasonably necessary to comply with all applicable federal and state blue sky laws, rules and regulations relating to the issuance of securities in the Merger.


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                                      Article VII
                               Conditions of Millennium

             The obligation of Millennium to consummate the Merger is subject to the fulfillment, by Beacon prior to or as of the Effective Time, of each of the following conditions, any of which may, at the sole option of Millennium, be waived:

            7.1. Representations. The representations and warranties by or on behalf of Beacon and Beacon Merger Sub contained in this Agreement or in any certificate or documents delivered to Millennium pursuant to the provisions hereof shall be true in all material respects at the Effective Time as though such representations and warranties were made at and as of such time.

            7.2. Compliance. Beacon shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

            7.3. No Material Adverse Change. There shall not have occurred (i) any material adverse change since September 30, 1996 in the business, properties, results of operations or financial condition of Beacon; or (ii) any loss or damage to any of the properties of or assets of Beacon which will materially affect or impair its ability to conduct after the Merger the business now being conducted by it or Millennium. Beacon Merger Sub shall have no liabilities at the Effective Time.

            7.4. Certificate of Beacon and Beacon Merger Sub. Beacon shall have delivered to Millennium a certificate of Beacon, dated the Effective Time, and signed by its President and Secretary to the effect that (i) each of the representations and warranties of Beacon contained herein and in the Beacon Schedules is true and the information set forth in the Beacon Schedules is accurate and complete in accordance with the terms thereof as of, the Effective Time; and (ii) Beacon has performed all obligations and complied with all covenants required by this Agreement to be performed and complied with by it prior to the Effective Date.

            7.5   Resignation of Directors and Officers of Beacon.   The
current management of Beacon, except for Douglas P. Morris, shall resign as officers and directors of Beacon.

            7.6.  Shareholder Approval.   Beacon's shareholders shall have
approved the Merger.

            7.7. Absence of Litigation. There shall not be any material litigation, proceeding or governmental investigation pending, threatened or reasonably believed by Millennium to be in prospect pertaining to Beacon, Beacon Merger Sub or the Merger.


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            7.8.  Good Standing.  Beacon and Beacon Merger Sub will be in good standing in the States of Delaware and California respectively at the Effective Time and each shall deliver a Certificate of Good Standing to Millennium at the Effective Time.

            7.9. Employment Agreements. Beacon shall, prior to the Effective Time, enter into an Employment Agreement with Barnes on mutually agreeable terms. Such Employment Agreement shall be in lieu of and shall supersede and replace in total, any and all written or oral employment agreements, understandings, relationships or course of dealing between Millennium and Barnes relating to employment or shareholder distributions. Such Employment Agreement shall be for a term of five (5) years. Barnes compensation will be set forth in the Employment Agreement. A copy of such Employment Agreement is attached hereto as Exhibit C.

            7.10.  Repayment of Loans to Barnes.   Millennium shall have
repaid its outstanding debt it to Barnes in the amount of approximately
$300,000.

            7.11. Reverse Split. Beacon shall have effected a 1-for-2.5 reverse split of its issued and outstanding shares of common stock and have made similar adjustments in the number of shares issuable upon the exercise of outstanding options or warrants to purchase shares of Beacon common stock and the purchase price thereof (See Schedule 5.2).

            7.12. Cancellation of Options. Currently, certain Persons own options to purchase 1,320,000 shares of Beacon Common Stock. Following the reverse split referred to in Section 7.12, the number of shares issuable upon the exercise of such options shall be 560,220. As a condition of Closing, the number of shares issuable upon the exercise of such options shall be reduced to not more than 264,000.

            7.13. Approval By CoastFed. The approval of the Merger and the Private Placement by CoastFed Business Credit Corporation, the principal creditor of Millennium, must be obtained prior to the Effective Date.

            7.14. Private Placement. The Private Placement shall have been completed and a minimum of $2,500,000 in gross offering proceeds shall have been raised.

            7.15. Registration Rights. The parties shall have entered into the Registration Rights Agreement attached hereto as Exhibit "D".

            7.16. Financial Statements. The closing of the Merger is conditioned upon the availability, at the Effective Time, of such audited and other financial statements as are required to be included in a Form 8-K required to be filed by Beacon in connection with the Merger.


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            7.17.  Permit.  Beacon shall have obtained the Permit.

                                  Article VIII
                              Conditions of Beacon

             The obligation of Beacon and Beacon Merger Sub to consummate the Merger is subject to the fulfillment, by Millennium, prior to or as of the Effective Time, of each of the following conditions, any of which may, at the sole option of Beacon, be waived:

            8.1. Representations. The representations and warranties by or on behalf of Millennium and Barnes contained in this Agreement or in any certificate or documents delivered pursuant to the provisions hereof shall be true in all material respects at the Effective Time as though such representations and warranties were made at and as of such time.

            8.2. Compliance. Millennium shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing at the Effective Time.

            8.3. No Material Adverse Change. There shall not have occurred (i) any material adverse change since September 30, 1996 in the business, properties, results of operations or financial condition of Millennium; or (ii) any loss or damage to any of the properties of or assets of Millennium which will materially affect or impair its ability to conduct after the Merger the business now being conducted by it.

            8.4. Private Placement. The Private Placement shall have been completed and a minimum of $2,500,000 in gross offering proceeds shall have been raised.

            8.5. Approval By CoastFed. The approval of the Merger and the Private Placement by CoastFed Business Credit Corporation, the principal creditor of Millennium, must be obtained prior to the Effective Date.

            8.6. Key Man Life Insurance. As a condition to the Merger, Beacon must obtain a $3,000,000 key man life insurance policy on the life of Troy Barnes prior to the Effective Time, with Beacon as the named beneficiary of such life insurance policy

            8.7.  Directors and Officers of Beacon; Morris Consulting
Agreement.   As a condition to the Merger, the current management of
Beacon, except for Douglas P. Morris, shall resign as officers and directors of Beacon and the designees of Millennium shall be elected as directors by Beacon's shareholders and appointed as officers of Beacon by the newly elected directors of Beacon. Douglas P. Morris shall remain as a director of Beacon and shall be appointed its Vice President

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of Capital Markets. Beacon and Morris shall enter into a one year
Consulting Agreement in the form attached hereto as Exhibit "E".

            8.8.  Registration Rights.   The parties shall have enter into
the Registration Rights Agreement attached hereto as Exhibit "D".

            8.9. Certificate of Millennium. Millennium shall have delivered to Beacon a certificate of Millennium, dated the Effective Time, and signed by the President and Secretary of Millennium and by Barnes to the effect that (i) each of the representations and warranties of Millennium contained herein and in Millennium Schedules is true and the information set forth in Millennium Schedules is accurate and complete in accordance with the terms thereof as of the Effective Time; and (ii) Millennium has performed all obligations and complied with all covenants required by this Agreement to be performed and complied with by it prior to the Effective Date.

            8.10. Shareholders' Approval. The shareholders of Millennium shall have approved the Merger contemplated by this Agreement by the requisite vote and pursuant to the California Statute, and Millennium shall have furnished Beacon (i) a certified copy of the resolution or resolutions duly adopted by the Board of Directors of Millennium and
(ii) a certified copy of the resolution or resolutions duly adopted by the shareholders of Millennium entitled to vote thereon approving this Agreement and the Merger.

            8.11.  No Assertion of Dissenters' Rights.   No Shareholder of
Millennium shall have asserted or claimed any dissenter shareholder rights in connection with the Merger.

            8.12 Absence of Litigation. There shall not be any litigation, proceeding or governmental investigation pending, threatened or reasonably believed by Beacon to be in prospect pertaining to Millennium or the Merger except as disclosed in the Millennium
Schedules.

            8.13. Good Standing. Millennium will be in good standing in the State of California at the Effective Time and shall deliver a Certificate of Good Standing to Beacon at the Effective Time.

            8.14. Investment Letters. All Shareholders of Millennium shall deliver to Beacon a letter commonly known as an "investment letter" agreeing that the shares of stock in Beacon are being acquired for investment purposes, and not with a view to public resale.

            8.15. Financial Statements. The closing of the Merger is conditioned upon the availability, at the Effective Time, of such audited and other financial statements as are required to be included in a Form 8-K required to be filed by Beacon in connection with the Merger.


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            8.16.  Permit.  As a condition to the Merger, Beacon shall obtain a Permit under the California Code.

                                      Article IX
                  Indemnification, Survival, Termination And Expenses

            9.1. Nature and Survival of Representations. All representations, warranties, and covenants made by any party to this Agreement shall survive the Effective Time for two (2) years except for provisions which by their very terms are not to be fully performed for a longer period of time, and those covenants shall survive the Effective Time until fully performed. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, and covenants and agreements contained in this Agreement and not upon any investigation which it might have made or any representations, warrants, agreement, promise, or information, written or oral, made by another party or another Person other than as specifically set forth herein.

            9.2. Indemnification. Within the period provided in paragraph 9.1 and in accordance with the terms of that paragraph, each party to this Agreement shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses which exceed, in the aggregate, $10,000 exclusive of attorney's fees incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty, or nonfulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to such $10,000 limitation, and the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same. No liability shall arise against a party hereof regarding a settlement of any claim unless such settlement was previously approved by such party.

                  9.2.1.      Limitations on Amount--Barnes.   Except as
otherwise provided in this Section 9.2.1, subsequent to the first anniversary of the Effective Date, Barnes shall have no personal liability for any breach of any representation or warranty made by Barnes in this Agreement. Furthermore, except as otherwise provided in this Section 9.2.1.1, the maximum amount Barnes shall be required to pay hereunder is One Hundred Thousand Dollars ($100,000.00).

                  9.2.1.1 The one year and $100,000 liability limitation provided for in Section 9.2.1 shall be increased to $300,000 and to two

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years with respect to, and only to the extent of, Damages resulting from breaches of representations and warranties by Barnes if Barnes had actual knowledge at the time of Closing (rather than "Knowledge") that such representations and warranties were false. Notwithstanding anything else contained herein to the contrary, such limit of $300,000 shall not be applicable to Damages resulting from breaches of representations and warranties which constitute fraud as defined at common law (but with a standard of actual knowledge at the time of Closing).

                  9.2.2.Limitations on Amount--Beacon and Millennium. The maximum amount Beacon or Millennium shall be required to pay hereunder for any breach of a representations or warranty, shall be Two
Hundred Thousand Dollars ($200,000.00).   However,  this limitation will
not apply to any breach of any of either Beacon's or Millennium's representations or warranties of which such party had Knowledge at the time of Closing or any intentional breach by such party of any covenant or obligation, and Beacon or Millennium, as the case may be, shall be liable for all damages with respect to such breaches.

                  9.2.3.Exceptions to Limitation of Millennium and Beacon Liability. The liability limit of $200,000 agreed to in Section
9.2.2 above shall be increased to $300,000 with respect to, and only to the extent of, Damages resulting from breaches of representations and warranties by a Person if such Person had actual knowledge at the time of Closing (rather than "Knowledge") that such representations and warranties were false. Notwithstanding anything else contained herein to the contrary such limit of $300,000 shall not be applicable to Damages resulting from breaches of representations and warranties which constitute fraud as defined at common law (but with a standard of actual knowledge at the time of Closing).

            9.3. Adjustment in Beacon Common Stock. In lieu of the indemnification provided for in Section 9.2 above, if aggregate losses or damages exceed the $10,000 limitation agreed to therein, the number of shares of Beacon Common Stock issued to the Shareholders of Millennium at the Effective Time shall be adjusted pursuant to this
Section 9.3.

                  9.3.1 If, as a result of a Breach by Beacon, the
            aggregate losses or damages to the Shareholders of Millennium exceed $10,000, Beacon shall issue additional shares of Beacon Common Stock to the Shareholders of Millennium on a pro rata basis in an amount equal to 125 % of such loss or damages. Shares issued to the Shareholders of Millennium pursuant to this Section 9.3.1 shall be valued at the price of $2.00 per share.

                  9.3.2 If, as a result of a Breach by Millennium or by
            Barnes, the aggregate losses or damages to Beacon exceed

            $10,000, Beacon shall, on a pro rata basis, cancel shares of the Beacon Common Stock which were issued to those persons who were shareholders of Millennium on the date of this Agreement. The number of shares to be canceled hereunder shall be valued at $2.00 per share and shall equal 125% of such loss or damages.

                  9.3.3. The amount of loss or damages which are to be off
            set by the cancellation or issuance of additional shares of Beacon Common Stock pursuant to this Section 9.3 shall be determined by the independent certifying accountants of Beacon or by any other independent accountant or professional selected by the Beacon Board of Directors who is engaged in the business of valuating businesses or losses to businesses.

            9.4. Other Remedies. The indemnification provisions set forth in Sections 9.2 are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for Breach of any representation, warranty or covenant.

            9.5. Termination. This agreement may be terminated at any time prior to the Effective Time:

                  (a)  by the mutual consent of Millennium and Beacon;

                  (b) by Millennium or Beacon if the Effective Time has not occurred by March 31, 1997, or such other date, if any, as the parties may agree to in writing; and

                  (c) by Millennium, or Beacon if any other party refuses or fails to perform any covenant or agreement required to be performed by it under this Agreement or if any representation or warranty of any other party proves to have been inaccurate or misleading in any material respect at the time it was made or at the Effective Time and the other party refuses or fails after notice to correct or make not misleading any such misrepresentation or warranty.

                  (d) by Beacon for any reason within twenty (20) days after it has received all of the Millennium Schedules.

                  (e) by Millennium for any reason within twenty (20) days after it has received all of the Beacon Schedules.

            9.6. Effect of Termination. If this Agreement is terminated as permitted by Section 9.5. of this Agreement, such termination will be without liability of any party (or any shareholder, director, officer, employee, agent, consultant, or representative of such party) to the other parties to this Agreement; provided, that if such termination results from the failure of a party to use its or his best efforts to fulfill a condition to the performance of the obligations of the other parties or to perform a covenant of this Agreement or from a breach by any party to this Agreement, such party will be fully liable up to a maximum of $7,500 for any and all damages, costs, and expenses (including, but not limited to, reasonable counsel fees) sustained or incurred by the other parties as a result of such failure or Breach.

                  9.6.1.Notwithstanding anything herein contained to the contrary, the expenses associated with the Private Placement shall be allocated among the parties as follows:

                  (i) If the Private Placement does not close because the placement agent is unable to sell the minimum number of shares by March 31, 1997, Beacon shall pay one-half (1/2) of the costs and expenses of Millennium which are directly related to the Private Placement. The maximum amount to be paid by Beacon hereunder is $25,000.00. Millennium shall pay the balance of such costs.

                  (ii) If the Private Placement does not close because Millennium chooses not to close or is unable to close, or if its financial position or other condition is adversely affected prior to the Effective Time and as a result Beacon chooses not to close, then in such event, Millennium shall pay all of its costs and expenses which are related to the Private Placement and Beacon shall not be responsible for any of such costs and expenses.

                  (iii) If the minimum amount of the Private Placement is raised and if Millennium is willing and able to move forward with the Merger and if there is no adverse change to the financial position or operations of Millennium but Beacon refuses or is unable to close the Merger or if Beacon's financial position or other condition is adversely effected prior to the Effective Time and as a result Millennium chooses not to close, then in such event, Beacon shall pay all of costs and expenses of Millennium which are directly related to the Private Placement up to a maximum of $50,000.00. Any costs and expenses in excess of $50,000, shall be paid by Millennium.

                                       Article X
                                     Miscellaneous

            10.1. Notices. Any notice provided for by this Agreement and any other notice, demand, or communication that any party may wish to send another will be in writing and either delivered in Person, transmitted by telecopier with receipt appropriately confirmed, or sent by registered or certified United States mail, first class postage prepaid, return receipt requested, in a properly sealed envelope, and addressed as follows:

            Beacon

            Douglas P. Morris
            515 Red Cypress Road
            Cary, IL 60013

            with a copy to:

            A. O. Headman, Jr.
            Cohne, Rappaport & Segal
            525 East 100 South, Fifth Floor
            Salt Lake City, UT 84102

            Millennium and Shareholders
            Troy Barnes
            31642 South Coast Highway, Suite 100
            Laguna Beach, CA 92677

            with a copy to:

            John J. Giovannone
            Sheppard, Mullin, Richter & Hampton
            4695 McArthur Court
            Seventh Floor
            Newport Beach, CA 92660-1895

            The parties to this Agreement may change their addresses for notice by notice given in the manner provided above. Any notice, demand, or other communication will be deemed given and effective as of the date of delivery in Person or upon receipt as set forth on the return receipt. The inability to deliver because of changed address of which no notice was given or the rejection or other refusal to accept any notice, demand, or other communication, will be deemed to be the receipt of the notice, demand, or other communication as of the date of such inability to deliver or the rejection or refusal to accept.

            10.2. Entire Agreement. This Agreement, together with all schedules and exhibits attached to this Agreement or referenced herein, constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties, including but not limited to the Letter of Intent heretofore entered into by the parties and there are no warranties, representations, or other agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and the Schedules and attachments hereto

            10.3. Effect; Assignment. This Agreement and all of the provisions of this Agreement will be binding and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, but, except as expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations under this Agreement will be assigned by operation of law or otherwise, by any party to this Agreement without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties to this Agreement and their respective successors and permitted assigns, any rights, remedies, or obligations under or by reason of this Agreement.

            10.4. Amendments; Waivers. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

            10.5. Further Assurances. At any time and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

            10.6. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            10.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            10.8. Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

            10.9. Governing Law. This Agreement shall be governed for all purposes by the laws of the State of California applicable to agreements executed and to be wholly-performed in the State of California.

            10.10. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of Orange, or, if it has or can acquire jurisdiction, in the United States District Court for

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                                 Page 57 of 118
the Central District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

            10.11. Legal Fees and Expenses. The prevailing party in any proceeding brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorney's fees, costs and disbursements incurred in connection with such proceeding, including, but not limited to the costs of experts, accountants and consultants and all other costs and services reasonably related to the proceeding, including those incurred in any bankruptcy or appeal, from the non-prevailing party or parties.

            10.12. Additional Condition to Closing. Notwithstanding any provision contained in this Agreement to the contrary, the parties acknowledge that the final Exhibits and Schedules referred to in this Agreement have not been delivered to the respective parties. The parties hereby acknowledge and agree that the Closing of the Merger agreed to in this Agreement is expressly subject to and conditioned upon the completion of, and delivery of, such Exhibits and Schedules in final form and in a form which is satisfactory to and approved by all parties hereto.

            IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                                BEACON CAPITAL INVESTMENT, INC,
                                                a Delaware corporation

Dated: December 31, 1996                        By /s/ Douglas P. Morris
                                                  ----------------------
                                                  Douglas P. Morris
                                                  President


                                                MILLENNIUM MEMORY, INC.,
                                                 a California corporation


Dated: December 31, 1996                        By /s/ Troy Barnes
                                                  ---------------------
                                                  Troy Barnes
                                                  President



Dated: December 31, 1996                        By /s/ Troy Barnes
                                                   ----------------------
                                                   Troy Barnes, Individually

                                   MERGER  AGREEMENT

                     BEACON CAPITAL, INC./MILLENNIUM MEMORY, INC.

                                       EXHIBIT A

                                                       Shares of
                               Shares of               Beacon Capital
                              Millennium              Investment
Shareholder                   Memory Owned            to be Issued
-----------                   ------------            ------------
Troy Barnes Trust             4,127,760               4,127,760

Barry Morganstern               173,779                 173,779

Daniel Glick                    173,779                 173,779

Bradley Barnes                  728,550                 728,550

                                  FIRST AMENDMENT TO
                             AGREEMENT AND PLAN OF MERGER


            This First Amendment to Agreement and Plan of Merger
("Amendment") is entered into as of March 31, 1997, among Millennium Memory, Inc., a California corporation ("Millennium"), Troy Barnes, the principal shareholder of Millennium ("Barnes"), and Beacon Capital Investment, Inc., a Delaware corporation ("Beacon").

                                       RECITALS

            The parties hereto are parties to that certain Agreement and Plan of Merger dated as of December 31, 1996 (the "Agreement"); and

            A condition to Millennium's obligation to consummate the Merger is that Beacon shall have effected a 1-for-2.5 reverse split of its issued and outstanding shares of common stock and have made similar adjustments in the number of shares issuable upon the exercise of outstanding options and warrants to purchase shares of Beacon common stock and the purchase price thereof; and

            Beacon has determined to satisfy that condition concurrently with its reincorporation merger into its new wholly-owned Nevada subsidiary, Millennium Computer, Inc. ("Nevada Corp."), by employing a 1-for-2.5 rate for the exchange of Beacon's shares for shares in Nevada Corp.; and

            Millennium is willing to permit both the reincorporation merger and the satisfaction of the above-described condition to the Merger through the reincorporation merger; and

            The parties desire to enter into this Amendment in order to clarify that Millennium's shares will be exchanged in the Merger on a one-for-one basis for shares in Nevada Corp.;

                                       AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing and the covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

            1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given them in the Agreement. The term "Agreement" in the Agreement shall mean the Agreement as amended hereby.

            2. Conversion of Millennium Securities. At the Effective Time, all Millennium Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into shares of $.001 par value common stock of Millennium Computer, Inc., a

Nevada corporation which shall be the successor by merger to Beacon. Each share of Millennium Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of Millennium Computer, Inc.

            3. No Other Amendments. Except as amended hereby, the Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                    BEACON CAPITAL INVESTMENT, INC.,
                                    a Delaware corporation


Dated:  March 31, 1997              By:  /s/ Douglas P. Morris
                                         -------------------------------
                                          Douglas P. Morris
                                          President


                                    MILLENNIUM MEMORY, INC.,
                                    a California corporation


Dated:  March 31, 1997              By:  /s/ Troy Barnes
                                         -------------------------------
                                          Troy Barnes
                                          President



Dated:  March 31, 1997              /s/ Troy Barnes
                                    ------------------------------------
                                    TROY BARNES, Individually

                                                                    EXHIBIT B

FILED
In the Office of the
Secretary of State of the
STATE OF NEVADA
Dean Heller, Secretary of State
No. C3068-97


                               ARTICLES OF INCORPORATION
                                          OF
                               MILLENNIUM HOLDINGS, INC.



      The undersigned incorporator hereby forms a corporation pursuant to the General Corporation Law of the State of Nevada. (Chapter 78 of Nevada Revised Statutes.)


                                          I.
                                    CORPORATE NAME

      The name of the Corporation is MILLENNIUM HOLDINGS, INC.


                                          II.
                                   REGISTERED OFFICE

      The registered office of the Corporation in the State of Nevada is Corporation Trust Company of Nevada, 1 East First Street, Reno, Nevada, County of Washoe. The registered agent in charge thereof at such address is The Corporation Trust Company.


                                         III.
                                       DURATION

      The duration of the Corporation shall be perpetual.


                                          IV.
                                   GENERAL PURPOSES

      The name of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

            "The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Nevada."

                                          V.
                                     CAPITAL STOCK

      The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 30,000,000 shares which are divided into two classes as follows:

            5,000,000 shares of Preferred Stock (Preferred
            Stock) $.001 par value per share, and

            25,000,000 shares of Common Stock (Common Stock)
            $.001 par value per share.

      The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualification, limitations or restrictions of the above classes of stock are as follows:

      Preferred Stock
      ---------------
      1. Issuance in Series. Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations as the Board of Directors may determine. All shares of any one series of Preferred Stock will be identical with each other in all respects, except that shares of one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of paragraph 2.

      2. Authority of the Board with Respect to Series. The Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional, or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment thereto including, but not limited to, determination of any of the following:

                        (a) the distinctive serial designation and number of shares constituting a series;

                        (b) the dividend rate or rates, whether dividends are cumulative and, if so, from which date, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

                        (c) the voting powers, full or limited, if any, of the shares of the series;

                        (d) whether the shares are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the share may be redeemed;

                        (e) the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the Preferred Stock;

                        (f) whether the shares are entitled to the benefit of a sinking or retirement fund to apply to the purchase or redemption of shares of a series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

                        (g) whether the shares are convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

                        (h) any other preferences, privileges and powers, and relating participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the Board of Directors may deem advisable and as are not inconsistent with the provisions of this Certificate of Incorporation.

      3. Dividends. Before any dividends on any class or classes of stock of the Corporation ranking junior to the Preferred Stock (other than dividends payable in shares of any class or classes of stock of the corporation ranking junior to the Preferred Stock) may be declared or paid or set apart for payment, the holders of shares of Preferred Stock of each series are entitled to such cash dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be declared by the Board of Directors providing for the issue of the series, payable on such dates in each year as may be fixed in the resolution or resolutions. The term "class or classes of stock of the Corporation ranking junior to the Preferred Stock" means the Common Stock and any other class or classes of stock of the Corporation hereafter authorized which rank junior to the Preferred Stock as to dividends or upon liquidation.

      4. Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) will have the status of authorized and unissued shares of Preferred Stock and may be reissued.

      5. Voting Rights. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever.

Common Stock
------------

      1. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

      2. Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to Stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

      3. Voting Rights. Except as may be otherwise required by law or this Certificate of Incorporation, such holder of Common Stock has one vote in respect of each share of stock held by him and recorded on the books of the Corporation on all matters voted upon by the Stockholders.

      Other Provisions
      ----------------
      1. Pre-emptive Rights. No Stockholder shall have any pre-emptive right to subscribe to an additional issue of stock of any class or series or to any securities of the Corporation convertible into such stock.

      2. Changes in Authorized Capital Stock. Subject to the protective conditions and restrictions of any outstanding Preferred Stock, any amendment to these Articles of Incorporation which increases or decreases the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.


                                          VI.
                                       DIRECTORS

      The number of directors constituting the initial Board of Directors of the Corporation is one (1) and the name and address of the person who is to serve as the initial director until his successors are elected and qualified, is Douglas P. Morris, 330 East Main, Suite 206, Barrington,
IL 60010. At such time as the Corporation has more than three Stockholders, the number of Directors of the Corporation shall be not less than three (3). Subject to this Article VI, the number of Directors of the Corporation, and the procedure for increasing or decreasing the number of Directors, shall be determined in accordance with the Bylaws of the Corporation.


                                         VII.
                                     INCORPORATOR

      The name and mailing address of the incorporator of the Company is
A. O. Headman, Jr., 525 East 100 South, Fifth Floor, Salt Lake City, UT
84102.

                                         VIII.
                                   NON-ASSESSABILITY

      Shares of the Corporation shall not be subject to assessment for payment of the debts of the Corporation.

                                          IX.
                                        BYLAWS

      The Board of Directors shall have the power to make, adopt, amend, or repeal the Bylaws of the Corporation.


                                          X.
                   LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

      A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for: (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (2) the payment of dividends in violation of NRS section 78.300.  Any repeal or modification of the provisions of this
Article X by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification. If the Nevada General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Nevada General Corporation Law. In the event that any of the provisions of this Article X (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.


                                          XI.
                                    INDEMNIFICATION

      This Corporation shall, to the fullest extent permitted by the provisions of section 751 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                         XII.
                                       AMENDMENT

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      The undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, does make, file, and record this certificate, and does certify that the facts stated herein are true; and has executed these Articles of Incorporation.

      DATED this 12th day of February 1997.



                                    /s/ A.O. Headman, Jr.
                                    --------------------------------
                                    A. O. Headman, Jr.

                                    ACKNOWLEDGMENT



STATE OF UTAH           )
                        )
COUNTY OF SALT LAKE     )


      On the 12th day of February 1997, personally appeared before me A.O. Headman, Jr., who being by me first duly sworn, declared that he is the person who signed the foregoing documents as an incorporator and that the statements therein contained are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal this 12th day of February 1997.


                                     /s/ Lawayne Jones
                                     --------------------------------
                                     NOTARY PUBLIC

                                    Residing at Salt Lake County

My commission expires:

August 9, 2000

NOTARY PUBLIC
Lawayne Jones
525 E. 100 So. Ste. 500
Salt Lake City, Utah  84102
My Commission Expires
August 9, 2000
STATE OF UTAH

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
MAR 31 1997
NO. C3068-97
DEAN HELLER, SECRETARY OF STATE


                                  ARTICLES OF MERGER
                                          OF
                           BEACON CAPITAL INVESTMENT, INC.,
                              a Delaware Corporation into
                              MILLENNIUM HOLDINGS, INC.,
                                 a Nevada Corporation


            Pursuant to the provisions of Section 78.461 of the Nevada Revised Statutes, Beacon Capital Investment, Inc., a Delaware Corporation (hereafter the "Delaware Corporation"), and Millennium Holdings, Inc., a Nevada Corporation (hereafter the "Nevada" or "Surviving Corporation"), adopt the following Articles of Merger for the purpose of merging the Delaware Corporation into the Nevada Corporation. At the effective time of the merger (i) the Delaware Corporation will merge (the "Merger") into the Nevada Corporation; and (ii) shares of the common stock of the Delaware Corporation will be converted into shares of the Nevada Corporation all upon the terms and conditions set forth herein.

      1) The laws of the State of Delaware and the State of Nevada, the states under which the Delaware Corporation and the Nevada Corporation are organized, permit the Merger.

      2) The Nevada Corporation shall be the surviving corporation. The name of the Surviving Corporation shall be MILLENNIUM COMPUTER, INC. and it is to be governed by the laws of the State of Nevada.

      3) The Articles of Incorporation of the Nevada Corporation shall, as a result of the filing of these Articles of Merger and the adoption of the plan of merger be amended to read as follows:

      ARTICLE I.        THE NAME OF THE CORPORATION IS MILLENNIUM
                        COMPUTER, INC.

      4) The Plan and Agreement of Merger was adopted by the Boards of Directors of the Delaware Corporation and the Nevada Corporation and was submitted by the Board of Directors of the Delaware Corporation to the stockholders of the Delaware Corporation pursuant to the General
Corporation Law of the State of Delaware.

      5) As to each of the undersigned Corporations, the designation and number of outstanding shares of each class entitled to vote as a class on the Agreement and Plan of Merger are as follows:

                                                                 Number of
      Name of          Voting Group           Shares          Votes Entitled
    Corporation         Designation         Outstanding         To Be Cast
    -----------         -----------         -----------       --------------
Nevada Corporation     common stock             500                500

Delaware Corporation   common stock          1,160,458           1,160,458


      6) As to each of the undersigned Corporations, the total number of shares voted for and against the Agreement and Plan of Merger, respectively and as to each class entitled to vote thereon are as follows:


      Name of           Voting Group           Total               Total
    Corporation         Designation          Voted For         Voted Against
    -----------         -----------          ---------         -------------
Nevada Corporation      common stock            500                 -0-

Delaware Corporation    common stock          833,604               -0-

            The number of votes cast for the Plan by the stockholders of all classes of both the Nevada Corporation and the Delaware Corporation was sufficient for approval by the stockholders of both of the constituent corporations.

      7) The completed executed Plan and Agreement of Merger is on file at the place of business of the Surviving Corporation at 31642 South Coast Highway, Suite 100, Laguna Beach, CA 92699 and a copy of the Plan will be furnished by the Surviving Corporation on request, without cost, to any stockholder of the Surviving Corporation or any corporation who was a party to this Merger.

      8) The Nevada Corporation (the Surviving Corporation) hereby authorizes service of process on it by registered or certified mail, return receipt requested. In connection with any proceeding to enforce any obligations or rights of dissenting shareholders of the Delaware Corporation or in connection with any proceeding based on a cause of action arising with respect to the Delaware Corporation.

      9) The Nevada Corporation will promptly pay to the dissenting shareholders of the Delaware Corporation the amount, if any, to which they are entitled to under the provisions of the Delaware General Corporation Law with respect to the rights of dissenting shareholders.

Dated:  March 31, 1997

BEACON CAPITAL INVESTMENT, INC., a
Delaware corporation


By     /s/ Douglas P. Morris                 MILLENNIUM HOLDINGS, INC.
      ----------------------------           a Nevada corporation
      Douglas P. Morris
      President and Secretary
                                             By     /s/ Douglas P. Morris
                                                ---------------------------
                                                   Douglas P. Morris
                                                   President and Secretary



STATE OF ILLINOIS       )
                        ) SS
COUNTY OF _________     )

            Douglas P. Morris, subscribed and sworn to before me this 31st day of March, 1997.

      "OFFICIAL SEAL"
      SHERRY R. GROSSEN
      Notary Public, State of Illinois               /s/ Sherry P. Grossen
      My Commission Exp. 11/04/2000                 -----------------------
                                                     Notary Public
My Commission expires:  11/4/00
Residing at:   McHenry Co.

FILED
In the Office of the
Secretary of State of the
STATE OF NEVADA
APR 09 1997
No. C3068-97
Dean Heller, Secretary of State


CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(After Issuance of Stock)

MILLENNIUM COMPUTER, INC.

      We the undersigned President and Secretary of Millennium Computer, Inc. do hereby certify:

      The Board of Directors of said corporation on the 8th day of April, 1997 adopted a resolution to amend the original articles as follows:

      Article I is hereby amended as follows:

                                       ARTICLE I
                                    CORPORATE NAME

      The name of this corporation is MILLENNIUM ELECTRONICS, INC.

      The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 7,243,051; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                    /s/ Troy D. Barnes
                                    -----------------------------------
                                    Troy D. Barnes, President


                                    /s/ Celeste Barnes
                                    -----------------------------------
                                    Celeste Barnes, Secretary

ACKNOWLEDGMENT

State of California           )
                              )
County of Orange              )


On April 8, 1997, before me, Patricia A. Rawls,

Notary Public, personally appeared Troy D. Barnes and Celeste Barnes,
[ ] personally known to me or [X] proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity, and that by their signatures on the instrument the person, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.

                                            /s/ Patricia A. Rawls
                                           --------------------------


                        Patricia A. Rawls
                        Comm. # 1002961
                        Notary Public - California
                        Orange County
                        My Comm. Expires AUG 22, 1997

                                                                   EXHIBIT C







                        BYLAWS OF MILLENNIUM ELECTRONICS, INC.

       (formerly named Millennium Computer, Inc. and Millennium Holdings, Inc.)

                                   TABLE OF CONTENTS

                                                                         Page
                                                                         ----
ARTICLE I.  OFFICES........................................................ 1

       1.1.  Business Office............................................... 1
       1.2.  Registered Office............................................. 1

ARTICLE II.  SHAREHOLDERS.................................................. 1

       2.1.  Annual Shareholder Meeting.................................... 1
       2.2.  Special Shareholder Meetings.................................. 1
       2.3.  Place of Shareholder Meeting.................................. 1
       2.4.  Notice of Shareholder Meeting................................. 1
       2.5.  Fixing of Record Date......................................... 3
       2.6.  Shareholder List.............................................. 3
       2.7.  Shareholder Quorum and Voting Requirements.................... 4
       2.8.  Proxies....................................................... 4
       2.9.  Voting of Shares.............................................. 4
       2.10. Corporation's Acceptance of Votes............................. 5
       2.11. Informal Action by Shareholders............................... 6
       2.12. Voting for Directors.......................................... 6
       2.13. Shareholder's Rights to Inspect Corporate Records............. 6
       2.14. Financial Statements Shall Be Furnished to the Shareholders... 8
       2.15. Dissenters' Rights............................................ 8

ARTICLE III.  BOARD OF DIRECTORS........................................... 8

       3.1.  General Powers................................................ 8
       3.2.  Number, Tenure, and Qualifications of Directors............... 8
       3.3.  Regular Meetings of the Board of Directors.................... 8
       3.4.  Special Meetings of the Board of Directors.................... 9
       3.5.  Notice of, and Waiver of Notice for, Special Director Meeting. 9
       3.6.  Director Quorum............................................... 9
       3.7.  Directors, Manner of Acting................................... 9
       3.8.  Director Action Without a Meeting.............................10
       3.9.  Removal of Directors..........................................10
       3.10. Board of Director Vacancies...................................10
       3.11. Director Compensation.........................................10
       3.12. Director Committees...........................................11

ARTICLE IV.  OFFICERS......................................................12

       4.1.  Number of Officers............................................12
       4.2.  Appointment and Term of Office................................12

       4.3.  Removal of Officers...........................................12
       4.4.  President.....................................................12
       4.5.  The Vice-Presidents...........................................12
       4.6.  The Secretary.................................................13
       4.7.  The Treasurer.................................................13
       4.8.  Assistant Secretaries and Assistant Treasurers................13
       4.9.  Salaries......................................................13

ARTICLE V.  INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS AND
EMPLOYEES..................................................................13

       5.1.  Indemnification of Directors..................................13
       5.2.  Advance Expenses for Directors................................14
       5.3.  Indemnification of Officers, Agents, and Employees
                Who Are Not Directors......................................15

ARTICLE VI.  CERTIFICATE FOR SHARES AND THEIR TRANSFER.....................15

       6.1.  Certificates for Shares.......................................15
       6.2.  Shares Without Certificates...................................16
       6.3.  Registration of the Transfer of Shares........................16
       6.4.  Restrictions on Transfer of Shares Permitted..................16
       6.5.  Acquisition of Shares.........................................17

ARTICLE VII.  DISTRIBUTIONS................................................17

       7.1.  Distributions.................................................17

ARTICLE VIII.  GENERAL PROVISIONS..........................................18

       8.1.  Corporate Seal................................................18
       8.2.  Fiscal Year...................................................18
       8.3.  Evidence of Authority.........................................18
       8.4.  Articles of Incorporation.....................................18
       8.5.  Pronouns......................................................18

ARTICLE IX.   EMERGENCY BYLAWS.............................................18

       9.1.  Emergency Bylaws..............................................18

ARTICLE X.  AMENDMENTS.....................................................19

       10.1. Amendments....................................................19

                          BYLAWS OF MILLENNIUM HOLDINGS, INC.


                                  ARTICLE I.  OFFICES

       1.1. Business Office. The Principal office of the corporation shall be located at any place either within or outside the State of Nevada as designated in the company's most current Annual Report filed with the Secretary of State of the State of Nevada. The corporation may have such other offices, either within or without the State of Nevada as the Board of Directors may designate or as the business of the corporation may require from time to time. The corporation shall maintain at its principal office a copy of certain records, as specified in section 2.13 of Article II.

       1.2. Registered Office. The registered office of the corporation, required by section 78.090, Nevada Revised Statutes, shall be located within the State of Nevada and may be, but need not be, identical with the principal office of the corporation. The address of the registered office may be changed from time to time.

                               ARTICLE II.  SHAREHOLDERS

       2.1. Annual Shareholder Meeting. The annual meeting of the shareholders shall be held at such time and on such date as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

       2.2. Special Shareholder Meetings. Special meetings of the shareholders, for any purpose or purposes, described in the notice of meeting, may be called by the president, or by the Board of Directors or by the Chairman of the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding votes of the corporation entitled to be cast on any issue at the meeting.

       2.3. Place of Shareholder Meeting. The Board of Directors may designate any place, either within or outside of the State of Nevada as the place of meeting for any Annual or any Special Meeting of the Shareholders.

       2.4.  Notice of Shareholder Meeting.

      A. Required Notice. Written notice stating the place, day and hour of any Annual or Special shareholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Board of Directors, or other persons calling the meeting, to each shareholder of record, entitled to vote at such meeting and to any other shareholder entitled by the Nevada Revised Statutes the Articles of Incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when received; or (4) 5 days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation's current record of shareholders.

      B. Adjourned Meeting. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment and such new date is within thirty (30) days from the originally scheduled meeting date. If a new record date for the adjourned meeting is, or must be fixed then notice must be given pursuant to the requirements of paragraph (a) of this section 2.4, to those persons who are shareholders as of the new record date.

      C. Waiver of Notice. The shareholder may waive notice of the meeting (or any notice required by the Act, Articles of Incorporation, or Bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting:

      1. waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

      2. waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

      D. Contents of Notice. The notice of each Special Meeting of Shareholders shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this section 2.4(d), or as provided in the corporation's Articles of Incorporation, or otherwise in the Nevada Revised Statutes, the notice of an Annual Shareholder Meeting need not include a description of the purpose or purposes for which the meeting is called.

      If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the Articles of Incorporation (including any Restated Articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all of the corporation's property; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and be accompanied by respectively a copy or summary of the: (1) Articles of Amendment; (2) Plan of Merger or Share Exchange; or (3) transaction for disposition of all the corporation's property. If the proposed corporate action created dissenters' rights, the notice must state that shareholders are, or may be entitled to assert dissenters' rights, and must be accompanied by a copy of the Nevada Revised Statues dealing with dissenters' rights. If the corporation issues, or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the corporation shall report in writing to all the shareholders the number of shares authorized or issued, and the consideration received with or before the notice of the next shareholder meeting. Likewise, if the corporation indemnifies or advances expenses to a director, this shall be reported to all the shareholders with or before notice of the next shareholder's meeting.

       2.5. Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the date on which the meeting or the particular action, requiring such determination of shareholders is to be taken. If no record date is so fixed by the Board for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

      1. With respect to an Annual Shareholder Meeting or any Special Shareholder Meeting called by the Board of Directors or any person specifically authorized by the Board or these Bylaws to call a meeting, the day before the first notice is delivered to shareholders;

      2. With respect to a Special Shareholder's Meeting demanded by the shareholders, the date the first shareholder signs the demand;

      3. With respect to the payment of a share dividend, the date the board authorizes the share dividend;

      4. With respect to actions taken in writing without a meeting (pursuant to Article II, section 2.11), the date the first shareholder signs a consent;

      5. And with respect to a distribution to shareholders, (other than one involving a repurchase or reacquisition of shares), the date the Board authorizes the distribution.

      When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

       2.6. Shareholder List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by voting group (if such exists, see Art. II. section 2.7) and within each voting group by class or series of shares. The shareholder list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available in the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, his agent, or attorney is entitled on written demand to inspect and, subject to the requirements of section 2.13 of this Article II, to copy the list during regular business hours and at his expense, during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

      2.7.  Shareholder Quorum and Voting Requirements.  If the
Articles of Incorporation or the Nevada Revised Business Corporation Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

      Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation, the Bylaws, or the Nevada Revised Business Corporation Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

      If the Articles of Incorporation or the Nevada Revised Business Corporation Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

      Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

      If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

       2.8. Proxies. At all meetings of shareholders, a shareholder may vote in person, or by a proxy which is executed in writing by the shareholder or which is executed by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A shareholder may appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, telecopy or other electronic transmission.

       2.9. Voting of Shares. Unless otherwise provided in the Articles of Incorporation, each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

      Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Provided, however, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

      Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

       2.10.  Corporation's Acceptance of Votes.

      A. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

      B. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

      1. the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

      2. the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

      3. the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

      4. the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

      5. two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at lease one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

      C. The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

      D. The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section, are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

      E. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

       2.11. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. If written consents of less than all the shareholders have been obtained, notice of such shareholder approval by written consent shall be given at least ten (10) days before the consummation of the action authorized by such written consent to those shareholders entitled to vote who have not consented in writing and to any non-voting shareholders. Such notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a vote at a meeting and may be described as such in any document.

       2.12. Voting for Directors. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes.

       2.13.  Shareholder's Rights to Inspect Corporate Records.

      A. Minutes and Accounting Records. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the Board of Directors. The corporation shall maintain appropriate accounting records.

      B. Absolute Inspection Rights of Records Required at Principal Office. If he gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy, a shareholder (or his agent or attorney) has the right to inspect and copy, during regular business hours any of the following records, all of which the corporation is required to keep at its principal office:

      1. its Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

      2. its Bylaws or Restated Bylaws and all amendments to them currently in effect;

      3. resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

      4. the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;

      5. all written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years to the shareholders;

      6. a list of the names and business addresses of its current directors and officers; and

      7. its most recent Annual Report delivered to the Secretary of State.


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


      C. Conditional Inspection. In addition, if he gives the corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which he wishes to inspect and copy, in which he describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose, a shareholder of the corporation (or his agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation:

      1. excerpts from minutes of any meeting of the Board of Directors, records of any action of the Board of Directors or a committee of the Board of Directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors and without a meeting, to the extent not subject to inspection under paragraph A of this section 2.13.

      2.    accounting records of the corporation; and

      3. the record of shareholders (compiled no earlier than the date of the shareholder's demand).

      D. Copy Costs. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

      E.    Shareholder Includes Beneficial Owner.  For purposes of this section 2.13, the terms "shareholder" shall include a beneficial owner whose shares are held in a voting trust or by a nominee on his behalf.

       2.14. Dissenters' Rights. Each shareholder shall have the right to dissent from and obtain payment for his shares when so authorized by the Nevada Revised Statutes, Articles of Incorporation, these Bylaws, or in a resolution of the Board of Directors.

                           ARTICLE III.  BOARD OF DIRECTORS

       3.1.  General Powers.   All corporate powers shall be exercised by
or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors.

       3.2.  Number, Tenure, and Qualifications of Directors.   In the
event that there is only one shareholder of the Corporation, that shareholder may determine the number of directors of the Company. In the event there are more than three shareholders, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the stockholders or the resolution of the Board of

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Directors, but in no event shall be less than three. The number of directors may be decreased at any time either by the shareholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. Each director shall hold office until the next annual meeting of shareholders or until removed. However, if his term expires, he shall continue to serve until his successor shall have been elected and qualified or until there is a decrease in the number of directors. Directors need not be residents of the State of Nevada or shareholders of the corporation.

       3.3. Regular Meetings of the Board of Directors. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the Annual Meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of addition regular meetings without other notice than such resolution. Any such regular meeting may be held by telephone.

       3.4. Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be called by or at the request of the President or any one director. The person authorized to call Special Meetings of the Board of Directors may fix any place, (but only within the county where this corporation has its principal office) as the place for holding any Special Meeting of the Board of Directors, or such meeting may be held by telephone.

       3.5. Notice of, and Waiver of Notice for, Special Director Meeting. Notice of any special director meeting shall be given at least two days previously thereto either orally or in writing. If mailed, notice of any director meeting shall be deemed to be effective at the earlier of: (1) when received; (2) five days after deposited in the United States mail, addressed to the director's business office, with postage thereon prepaid; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or abstain to action taken at the meeting. Unless required by the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any Special Meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

       3.6. Director Quorum. A majority of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors.

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                                 Page 86 of 118

       3.7. Directors, Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

      Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

      A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; or (2) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

       3.8. Director Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board of Directors or committee.

       3.9. Removal of Directors. The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

       3.10. Board of Director Vacancies. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

      (1)   the shareholders may fill the vacancy;

      (2)   the Board of Directors may fill the vacancy; or

      (3) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

      A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy

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                                 Page 87 of 118
occurs but the new director may not take office until the vacancy occurs.

      The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. However, if his term expires, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

       3.11. Director Compensation. Unless otherwise provided by resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.

       3.12.  Director Committees.

      A. Creation of Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors.

      B. Selection of Members. The creation of a committee and appointment of members to it must be approved by a majority of all the directors in office when the action is taken.

      C. Required Procedures. Sections 3.4, 3.5, 3.6, 3.7, and 3.8 of this Article III, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, apply to committees and their members.

      D. Authority. Each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee. Provided, however, a committee may not:

      (1)   authorize distributions;

      (2) approve or propose to shareholders action that the Nevada Revised Statutes requires to be approved by shareholders;

      (3) fill vacancies on the Board of Directors or on any of its committees;

      (4) amend the Articles of Incorporation pursuant to the authority of directors to do so granted by sections 78.380 and 78.390 of the Nevada Revised Statutes.

      (5)   adopt, amend, or repeal Bylaws;

      (6)   approve a plan of merger not requiring shareholder approval;

      (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

      (8) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

                   ARTICLE IV.  OFFICERS AND CORPORATE BANK ACCOUNTS

       4.1. Number of Officers. The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

       4.2. Appointment and Term of Office. The officers of the corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. (The designation of a specified term grants to the officer no contract rights, and the board can remove the officer at any time prior to the termination of such term.) If no term is specified, an officer shall hold office until he resigns, dies, or until he is removed in the manner provided in section 4.3 of this
Article IV.

       4.3. Removal of Officers. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

       4.4. President. The President shall be the principal executive officer of the corporation and subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

       4.5. The Vice-Presidents. If appointed, in the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. (If there is no Vice-President, then the Treasurer shall perform such duties of the President.) Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

       4.6. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more minute books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation and if there is a seal of the corporation, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (f) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

       4.7. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.


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


       4.8. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectively, if required by the Board of Directors. The Assistant Treasurers shall respectively, if required the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

       4.9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors.

       4.10. Corporate Bank Accounts. The Corporation shall establish such savings, checking and other bank accounts as deemed necessary or prudent by the Board of Directors.

     ARTICLE V. INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES

       5.1. Indemnification of Directors. The corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the corporation, against liability incurred in the proceeding, but only if the corporation has authorized the payment in accordance with section 78.751 of the Nevada Revised Statutes and a determination has been made in accordance with the procedures set forth in such section 78.751 that the director met the standards of conduct in paragraph (a), (b) and (c) below.

      A.    Standard of Conduct.  The individual shall demonstrate that:

      (1)   he conducted himself in good faith; and

      (2) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests;

      (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      B. No Indemnification Permitted in Certain Circumstances. The Corporation shall not indemnify a director under this section 5.1 of
Article V:

      (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

      (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in

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



            his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

      C. Indemnification in Derivative Actions Limited. Indemnification permitted under this section 5.1 of Article V in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

       5.2. Advance Expenses for Directors. If a determination is made, following the procedures of section 78.751 of the Nevada Revised Statutes that the director has met the following requirements; and if an authorization of payment is made, following the procedures and standards set forth in section 16-10a-906, then unless otherwise provided in the Articles of Incorporation, the company shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

      (1) The director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in section 5.1 of this Article V.

      (2) the director furnishes the corporation a written undertaking, executed personally or on his belief, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be in unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

      (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under section 5.1 of this Article V or under the Nevada Revised Statutes.

       5.3. Indemnification of Officers, Agents, and Employees Who Are Not Directors. Unless otherwise provided in the Articles of Incorporation, the Board of Directors may indemnify and advance expenses to any officer, employee, or agent of the corporation, who is not a director of the corporation, to any extent consistent with public policy, as determined by the general or specific action of the Board of Directors.

                ARTICLE VI.  CERTIFICATE FOR SHARES AND THEIR TRANSFER

       6.1.  Certificates for Shares.

      A. Content. Certificates representing shares of the corporation shall at minimum, state on their face the name of the corporation and that it is formed under the laws of Nevada; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the Board of Directors. Such certificates shall be signed

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                                 Page 92 of 118

(either manually or by facsimile) by the President or a Vice-President and by the Secretary or an Assistant Secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.

      B. Legend as to Class or Series. If the corporation is authorized to issue different classes of shares or different series within a class, the designation, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

      C. Shareholder List. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

      D. Transferring Shares. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

       6.2.  Shares Without Certificates.

      A. Issuing Shares Without Certificates. Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issue of some or all the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

      B. Information Statement Required. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement containing at minimum:

      (1) the name of the issuing corporation and that it is organized under the law of the state of Nevada;

      (2)   the name of the person to whom issued; and

      (3) the number and class of shares and the designation of the series, if any, of the issued shares.

      If the corporation is authorized to issue different classes of shares or different series within a class, the written statement shall

                                        -16-

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


describe the designations, relative rights, preferences, and limitations applicable to each class and the variation in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

       6.3. Registration of the Transfer of Shares. Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name the shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

       6.4. Restrictions on Transfer of Shares Permitted. The Board of Directors (or shareholders) may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction. A restriction on the transfer or registration of transfer of shares may be authorized:

      (1) to maintain the corporation's status when it is dependent on the number or identity of its shareholders'

      (2)   to preserve exemptions under federal or state securities law;

      (3)   for any other reasonable purpose.

      A restriction on the transfer or registration of transfer or shares may:

      (1) obligate the shareholder first to offer the corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;

      (2) obligate the corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares;

      (3) require the corporation, the holders or any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable;

      (4) prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

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                                 Page 94 of 118

      A restriction on the transfer or resignation of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section and its existence is noted conspicuously on the front or back of the certificate or is contained in the information statement required by section 6.2 of this Article VI with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

       6.5. Acquisition of Shares. The corporation may acquire its own shares and unless otherwise provided in the Articles of Incorporation, the shares so acquired constitute authorized but unissued shares.

                              ARTICLE VII.  DISTRIBUTIONS

       7.1. Distributions. The Board of Directors may authorize, and the corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and in the corporation's Articles of Incorporation.

                           ARTICLE VIII.  GENERAL PROVISIONS

       8.1. Corporate Seal. The Board of Directors may provide for a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, Nevada as the state of incorporation, and the words "Corporate Seal". The corporation shall not be required to have a corporate seal.

      8.2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

      8.3. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary secretary, as to any action taken by the shareholders, directors, a committee or any officer of representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

      8.4. Articles of Incorporation. All references in these Bylaws to the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the Corporation, as amended and in effect from time to time.

      8.5. Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                            ARTICLE IX.   EMERGENCY BYLAWS

       9.1. Emergency Bylaws. Unless the Articles of Incorporation provide otherwise, the following provisions of this Article IX, section
9.1 "Emergency Bylaws" shall be effective during an emergency which is defined as when a quorum of the corporation's directors cannot be readily assembled because of some catastrophic event. During such emergency:

      A. Notice of Board Meetings. Any one member of the Board of Directors or any one of the following officers; President, any Vice-President, Secretary, or Treasurer, may call a meeting of the Board of Directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

      B. Temporary Directors and Quorum. One or more officers of the corporation present at the emergency board meeting, may be deemed to de directors for the meeting, in order of rank and within the same rank in
order of seniority as is necessary to achieve a quorum.   In the event
that less than quorum (as determined by Article III, section 3.6) of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

      C. Actions Permitted to Be Taken. The board as constituted in paragraph (b), and after notice as set forth in paragraph (a) may:

      (1) Officers' Powers. Prescribe emergency powers to any officer of the corporation;

      (2) Delegation of Any Power. Delegate to any officer or director, any of the powers of the Board of Directors;

      (3) Lines of Succession. Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

      (4) Relocate Principal Place of Business. Relocate the principal place of business, or designate successive or simultaneous principal places of business;

      (5) All Other Action. Take any other action, convenient, helpful, or necessary to carry on the business of the corporation.

                                ARTICLE X.  AMENDMENTS

       10.1. Amendments. The corporation's Board of Directors may amend or repeal the corporation's Bylaws unless:

      (1) the Articles of Incorporation or the Nevada Revised Statutes reserve this power exclusively to the shareholders in whole or part; or

      (2) the shareholders in adopting, amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw; or

      The corporation's shareholders may amend or repeal the corporation's Bylaws even though the Bylaws may also be amended or repealed by its Board of Directors.

      ADOPTED THIS 19th day of February 1997.


                                          /s/ Douglas P. Morris
                                          ---------------------------------
                                          Douglas P. Morris,
                                          President/Secretary

                               CERTIFICATE OF SECRETARY


      KNOW ALL MEN BY THESE PRESENTS: That the undersigned does hereby certify that the undersigned is the secretary of the aforesaid Corporation, duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing Bylaws of said Corporation were duly and regularly adopted as such by the board of directors of said Corporation.

      DATED this 19th day of February 1997.


                              /s/ Douglas P. Morris
                              ---------------------------------------
                              Douglas P. Morris, President/Secretary

                                                                    EXHIBIT D









                                MILLENNIUM MEMORY, INC.



                                 FINANCIAL STATEMENTS

                                  FOR THE YEARS ENDED

                              DECEMBER 31, 1996 AND 1995

















Milenmem     #5079     4/3/97

                                                    MILLENNIUM MEMORY, INC.
                                                                   CONTENTS
                                                    As of December 31, 1996

================================================================================


                                                                      Page
                                                                      ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                      1

FINANCIAL STATEMENTS

   Balance Sheets                                                     2 - 3

   Statements of Operations                                             4

   Statement of Stockholders' Equity                                    5

   Statements of Cash Flows                                           6 - 7

   Notes to Financial Statements                                     8 - 14

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
Millennium Memory, Inc.

We have audited the accompanying balance sheets of Millennium Memory, Inc. as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millennium Memory, Inc. as of December 31, 1996 and 1995, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Singer Lewak Greenbaum & Goldstein LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
March 5, 1997

                                                      MILLENNIUM MEMORY, INC.
                                                               BALANCE SHEETS
                                                           As of December 31,
================================================================================

                                    ASSETS (Note 3)

                                                       1996         1995
                                                     -------      --------
Current assets
   Accounts receivable, net of
      an allowance for
      doubtful accounts of $136,000
      and $30,000, respectively                   $ 6,193,241    $2,429,744

   Inventories                                        663,882       564,988
   Prepaid expenses                                    33,346        26,541
                                                       ------        ------

      Total current assets                          6,890,469     3,021,273

Furniture and equipment, net (Note 2)                  55,608        28,165

Other assets                                          208,539        43,440
                                                    ---------     ---------

            Total assets                           $7,154,616    $3,092,878
                                                    =========     =========



                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Book overdraft                                  $  191,742    $  336,084
   Lines of credit (Note 3)                         5,232,754     2,062,245
   Accounts payable and accrued
     liabilities (Notes 3, 4, and 9)                  739,172       219,206
   Income tax payable (Note 10)                        10,881         2,600
                                                    ---------     ---------

      Total current liabilities                     6,174,549     2,620,135

Subordinated debt - stockholder (Note 5)              298,811       298,491







                        The accompanying notes are an integral
                          part of these financial statements.

                                                      MILLENNIUM MEMORY, INC.
                                                               BALANCE SHEETS
                                                           As of December 31,
================================================================================


Commitments and contingencies (Notes 3
     and 6)

Stockholders' equity
   Common stock, no par value:
      7,000,000 shares authorized,
      5,203,868 and 4,127,760 shares
      issued and outstanding, respectively
        (Note 7)                                       43,400         5,000
   Receivables from stockholder (Note 9)             (151,339)            -
   Retained earnings                                  789,195       169,252
                                                    ---------     ---------

         Total stockholders' equity                   681,256       174,252
                                                    ---------     ---------

         Total liabilities and
         stockholders' equity                      $7,154,616    $3,092,878
                                                    =========     =========





















                        The accompanying notes are an integral
                          part of these financial statements.

                                                      MILLENNIUM MEMORY, INC.
                                                               BALANCE SHEETS
                                                           As of December 31,
================================================================================

                                                      1996          1995
                                                    --------      --------

Net sales (Note 8)                                $34,345,569   $11,976,797

Cost of sales                                      30,525,511    10,847,744
                                                   ----------    ----------

Gross profit                                        3,820,058     1,129,053

Selling, general and
   administrative expenses                          2,560,119       833,462
                                                    ---------    ----------

Income from operations                              1,259,939       295,591

Other income (expense)
   Other income                                       125,257        28,455
   Interest expense                                  (410,957)     (151,324)
                                                    ---------    ----------

Income before provision for
   income taxes                                       974,239       172,722

Provision for income taxes (Note 10)                   15,800         2,600
                                                    ---------    ----------

Net income                                         $  958,439    $  170,122
                                                    =========     =========

Net income per share                               $     0.18    $     0.04
                                                    =========     =========

Weighted average shares outstanding                 5,203,868     4,127,760
                                                    =========     =========













                        The accompanying notes are an integral
                          part of these financial statements.

                                                      MILLENNIUM MEMORY, INC.
                                                               BALANCE SHEETS
                                                           As of December 31,
================================================================================


                                               Receivable     Retained
                            Common Stock       from           (Deficit)
                        Shares      Amount     Stockholder    Earnings    Total
                        ------      ------     -----------    --------    -----

Balance, December 31,
   1994                4,127,760   $  5,000                   $ (870)   $ 4,130

Net income                                                   170,122    170,122
                                                             -------    -------

Balance, December 31,
   1995                4,127,760      5,000                  169,252    174,252

Issuance of common
 stock for services    1,076,108     38,400                              38,400

Increase in receivable
   from stockholder
   (Note 9)                                     $(151,339)             (151,339)

Net income                                                   958,439    958,439

Distribution to
   stockholders                                             (338,496)  (338,496)
                                                            --------   --------

Balance, December 31,
   1996                5,203,868   $ 43,400     $(151,339)  $789,195   $681,256
                       =========    =======      =========   =======    =======













                        The accompanying notes are an integral
                          part of these financial statements.

                                                      MILLENNIUM MEMORY, INC.
                                                               BALANCE SHEETS
                                                           As of December 31,
================================================================================


                                                      1996           1995
                                                    --------       --------
Cash flows from operating activities
   Net income                                    $   958,439    $   170,122
   Adjustments to reconcile net income
      to net cash used in operating activities
         Depreciation and amortization                11,888         10,591
         Allowance for doubtful accounts             128,399         30,000
         Stock issued for services rendered           38,400           --
   (Increase) decrease in
      Accounts receivable                         (3,891,896)    (2,459,744)
      Inventories                                    (98,894)      (564,988)
      Prepaid expenses                                (6,805)       (20,223)
      Other assets                                   (12,519)       (43,440)
   Increase (decrease) in
      Accounts payable and accrued
        liabilities                                  424,494        219,206
      Income tax payable                               8,281          2,600
                                                 -----------    -----------

            Net cash used in operating
            activities                            (2,440,213)    (2,655,876)
                                                 -----------    -----------

Cash flows from investing activities
   Acquisition of furniture and equipment            (39,331)       (37,308)
   Issuance of note receivable to
     stockholder                                    (151,339)          --
                                                 -----------    -----------

            Net cash used in investing
            activities                              (190,670)       (37,308)
                                                 -----------    -----------

Cash flows from financing activities
   (Decrease) increase in book overdraft            (144,342)       336,084
   Net proceeds from line of credit
     facility                                      3,170,509      2,062,245
   Proceeds from stockholder note
     payable                                             320         63,491
   Increase in deferred offering cost                (57,108)          --
   Distribution to stockholders                     (338,496)          --
                                                 -----------    -----------
         Net cash provided by
         financing activities                      2,630,883      2,461,820
                                                 -----------    -----------

         Net decrease in cash                                      (231,364)

                        The accompanying notes are an integral
                          part of these financial statements.

                                                      MILLENNIUM MEMORY, INC.
                                                               BALANCE SHEETS
                                                           As of December 31,
================================================================================



Cash and cash equivalents - beginning
   of period                                            --          231,364
                                                 -----------    -----------


Cash and cash equivalents - end of period       $       --     $      --
                                                 ===========    ===========



Supplemental disclosures of cash flow information
-------------------------------------------------
During the years ended December 31, 1996 and 1995, the Company paid income taxes of $7,519 and $0, respectively, and interest of approximately $411,000 and $151,000, respectively.



Supplemental schedule of non-cash investing and financing activities
--------------------------------------------------------------------
In 1996, the Company issued 1,076,108 shares of common stock for compensation and services rendered valued at $38,400.

















                        The accompanying notes are an integral
                          part of these financial statements.

                                                      MILLENNIUM MEMORY, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                                                            December 31, 1996
================================================================================



NOTE 1:     SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

      Organization and Line of Business
      ---------------------------------
      Millennium Memory, Inc. (the "Company") was incorporated in the State of California on November 4, 1994. The Company is engaged in the distribution of memory chips for computers and grants credit to its customers throughout the United States.

      Cash Equivalents
      ----------------
      For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

      Inventories
      -----------
      Inventories, which are primarily memory chips, are stated at the lower of cost (weighted average method) or market.

      Furniture and Equipment
      -----------------------
      Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets as follows:

                Computer and telephone equipment      5 years
                Office furniture                      7 years
                Test equipment                        5 years

      Betterments, renewals, and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets retired are removed from the accounts and the gain or loss on disposition is recognized in current operations.

      Impairment of Long-Lived Assets
      -------------------------------
      The Company adopted, as of January 1, 1996, Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the
      Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The impact of such adoption was not material.

                                                      MILLENNIUM MEMORY, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                                                            December 31, 1996
================================================================================

      Deferred Offering Cost
      ----------------------
      Deferred offering cost of $152,580, which is included in other assets at December 31, 1996 represents amounts paid for costs associated with the Company's private placement offering ("PPO"), are capitalized and will be recorded as a reduction to common stock upon the completion of the PPO. In the event the PPO is not successful, the deferred offering cost will be charged off to expense.

      Revenue Recognition
      -------------------
      The Company recognizes revenue from product sales at the time of shipment net of expected returns. The Company has established programs, under specified conditions, that enable its customers to return product.

      Income Taxes
      ------------
      The Company has elected to be taxed under the provisions of subchapter S of the Internal Revenue Code ("S" corporation election). Under these provisions, the stockholders are liable for income tax on their respective shares of the Company's taxable income. In addition, there is a 1.5% tax on the Company's taxable income for state purposes.

      Estimates
      ---------
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

      Fair Value of Financial Instruments
      -----------------------------------
      The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash, accounts receivable and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for the line of credit facility and subordinated debt obligation also approximate fair value because

                                                      MILLENNIUM MEMORY, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                                                            December 31, 1996
================================================================================


      current interest rates and terms offered to the Company for similar debt are substantially the same.

      Concentrations of Credit Risk
      -----------------------------
      Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and trade receivables. The Company places its cash with high quality financial institutions and at times cash may exceed the FDIC $100,000 insurance limit. The Company sells products in the United States and extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.


NOTE 2:      FURNITURE AND EQUIPMENT

      Furniture and equipment consisted of the following at December 31:

                                                    1996            1995
                                                  --------        --------

         Computer and telephone equipment         $61,411         $37,919
         Office furniture                           4,132             889
         Test equipment                            12,596             --
                                                  -------          ------

                                                   78,139          38,808
         Less accumulated depreciation
         and amortization                          22,531          10,643
                                                  -------         -------

                                   Total          $55,608         $28,165
                                                   ======          ======


NOTE 3:     LINES OF CREDIT

      As of December 31, 1996, the Company had a $7,000,000 line of credit (accounts receivable credit line) expiring September 30, 1998. On the expiration date the line shall automatically and continuously renew for successive additional terms of one year unless terminated at the option of the Company or bank on the anniversary date. The line bears interest at prime plus 3%.

                                                      MILLENNIUM MEMORY, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                                                            December 31, 1996
================================================================================


      (Prime rate was 8.25% and 8.5% on December 31, 1996 and 1995, respectively). The Company's ability to borrow money under this line of credit agreement is based upon a percentage of defined accounts receivable. Also, the line is collateralized by substantially all assets of the Company and guaranteed by the Company's majority stockholder.

      The debt agreement contains certain restrictions as to adequate insurance, Company advances and loans, and limits distributions to stockholders. In addition, the Company is required to make a credit facility fee payment of $3,500 per quarter in advance, and a $50,000 loan fee is payable on the earlier of the third anniversary date (September 1998) or the date the loan agreement is terminated or terminates by its terms. The $50,000 loan fee is being accrued annually over the term of the loan.

      As of December 31, 1996, the Company had a $500,000 line of credit (inventory credit line). The Company borrowed an initial amount of $150,000 which is to be repaid on March 31, 1997. Any additional advances are repaid by applying 25% of each advance from the accounts receivable credit line. The Company's ability to borrow money under this line of credit agreement is based upon a percentage of defined inventory. This line of credit's remaining terms are identical to the accounts receivable credit line.

      The outstanding balances under accounts receivable and inventory lines of credit agreements at December 31, 1996 were $5,082,754 and $150,000, respectively, for an aggregate amount of $5,232,754. The outstanding balance under the accounts receivable line of credit agreement at December 31, 1995 was $2,062,245.


NOTE 4:      ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

      Accounts payable and accrued liabilities consist of the following at December 31:

                                                      MILLENNIUM MEMORY, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                                                            December 31, 1996
================================================================================

                                                   1996            1995
                                                 --------        --------

         Accounts payable                       $ 478,504       $ 141,271
         Accrued commissions                      211,607          46,751
         Other accrued liabilities                 49,061          31,184
                                                 --------        --------

                                   Total        $ 739,172       $ 219,206
                                                 ========        ========

NOTE 5:     SUBORDINATED DEBT - STOCKHOLDER

      The Company obtained a line of credit from the majority stockholder of the Company which is subordinated to the lines of credit (Note
      3). The stockholder line of credit may not exceed $500,000. Interest on the credit line is 7.60% per annum. The entire principal and accrued interest must be paid in full on or before December 31, 1997. The balance on the stockholder credit line was $298,811 as of December 31, 1996.


NOTE 6:      COMMITMENTS

      Lease Agreements
      ----------------
      The Company leases certain facilities for its corporate and operations offices under non-cancelable operating lease agreements that expire in 1998.

      The minimum commitments under these lease agreements are as follows:

          Year Ended
         December 31,
         ------------

             1997                        $  60,000
             1998                           20,000
                                           -------
             Total                       $  80,000
                                           =======

      Rent expense was approximately $57,000 and $22,000 for the years ended December 31, 1996 and 1995, respectively.

                                                      MILLENNIUM MEMORY, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                                                            December 31, 1996
================================================================================


      Employment Agreements
      ---------------------
      The Company entered into a five year employment agreement with its CEO and majority stockholder. Under the terms of the agreement, the Company's CEO will receive an annual salary of $250,000, a performance bonus to be determined by the board of directors, of which nothing was granted for the year ended December 31, 1996, and a monthly car allowance of $1,436.

NOTE 7:     STOCKHOLDERS' EQUITY

      Common Stock Split
      ------------------
      On December 11, 1996, the Company's Board of Directors declared a
      412.77607 to 1 stock split. All applicable share and per share data have been adjusted for the stock split.

      Common Stock Issued
      -------------------
      During the year ended December 31, 1996, the Company completed the following common stock transactions of previously unissued common shares:

         o Issued to two consultants for services rendered 173,779 shares each for an aggregate value of $12,400.

         o Issued to an employee for services rendered 728,550 shares for $26,000.

      Options
      -------
      On December 11, 1996, the Company's Board of Directors adopted and its stockholders approved the Company's 1996-1997 Incentive Stock Option Plan. A total of 260,193 shares of Common Stock have been reserved for the issuance under this plan. No shares, currently, have been granted.


NOTE 8:     SALES

      During the years ended December 31, 1996 and 1995, the Company had a major customer which accounted for approximately 50% and 12% of total sales, respectively. At December 31, 1996 and 1995, the amounts due from this major customer amounted to approximately $4,785,000 and $890,000, respectively.

                                                      MILLENNIUM MEMORY, INC.
                                                NOTES TO FINANCIAL STATEMENTS
                                                            December 31, 1996
================================================================================


NOTE 9:      RELATED PARTY TRANSACTION

      The Company pays, on behalf of the majority stockholder of the Company, monthly lease payments for two vehicles of approximately $2,160.

      As of December 31, 1996, $151,339 of the receivable from stockholder was offset against stockholders' equity.

      As of December 31, 1996, the Company has commissions payable of $191,397 to a shareholder of the Company. Also, the company paid this shareholder approximately $136,000 of commissions for the year ended December 31, 1996.


NOTE 10:     PROVISION FOR INCOME TAXES

      The Company's provision for state income tax for the years ended December 31, 1996 and 1995 was $15,000 and $2,600, respectively. The Company has not incurred a federal income tax liability since it is an "S" corporation.


NOTE 11:     SUBSEQUENT EVENTS (UNAUDITED)

      On March 31, 1997, the Company completed a private placement offering of 1,500,000 shares of common stock for total gross proceeds to the Company of $3,000,000.

      Simultaneously with the close of the offering, the Company completed a merger whereby the Company was merged with a subsidiary of Beacon Capital Investment, Inc., which immediately prior to the merger with the Company, reincorporated in Nevada as Millennium Computer, Inc. ("Beacon"). In the merger, each outstanding share of common stock of the Company was converted into one share of common stock of Beacon. For accounting purposes, the merger has been treated as a recapitalization of the Company with the Company as the acquirer (reverse acquisition).

                Beacon Capital Investment, Inc./Millennium Memory, Inc.
                                Proforma Balance Sheet
                                   December 31, 1996





                         Beacon     Millennium        Adjustments     Proforma
                         ------     ----------        -----------     --------
Cash                  $  524,529   $  (191,742) d     $ 2,700,000  $ 3,032,787
Accounts Receivable                  6,193,241                       6,193,241
Inventories                            663,882                         663,882
Prepaid assets                          33,346                          33,346
                       ---------     ---------         ----------   ----------
  Total current assets   524,529     6,698,727          2,700,000    9,923,256
                       =========    ==========         ==========   ==========
Furniture and equipment                 55,608                          55,608
Other assets                           208,539  d        (152,580)      55,959
                       ---------     ---------         ----------   ----------
                       $ 524,529   $ 6,962,874        $ 2,547,420  $10,034,823
                       =========    ==========         ==========   ==========


Line of credit                     $ 5,232,754                     $ 5,232,754
Account payable and
  other liabilities    $   7,410       739,172  d    $     47,420      794,002
Income tax payable                      10,881                          10,881
                       ---------     ---------         ----------   ----------
   Total current
     liabilities           7,410     5,982,807             47,420    6,037,637
Subordinated debt                      298,811                         298,811
                       ---------     ---------         ----------   ----------
    Total liabilities      7,410     6,281,618             47,420    6,336,448

Common stock               1,160        43,400 a,d        (37,392)       7,168
Additional paid in
  capital                581,015               a,b,c,d  3,261,531    3,842,546
Receivable from
  stockholder                         (151,339)                       (151,339)
Retained earnings        (65,056)      789,195 b,c       (724,139)           0
                       ---------     ---------         ----------   ----------
  Total stockholders'
    equity               517,119       681,256          2,500,000    3,698,375
                       ---------     ---------         ----------   ----------

                      $  524,529   $ 6,962,874        $ 2,547,420  $10,034,823
                       =========    ==========         ==========   ==========

                Beacon Capital Investment, Inc./Millennium Memory, Inc.
                           Proforma Statement of Operations
                     For The Three Months Ended December 31, 1996




                         Beacon     Millennium        Adjustments     Proforma
                         ------     ----------        -----------     --------
Net sales                          $12,982,557                     $12,982,557
Cost of sales                       11,834,190                      11,834,190
                                    ----------                      ----------

Gross profit                         1,148,367                       1,148,367

Selling, general
  and administrative
  expenses             $  21,045       802,786                         823,831
                       ---------    ----------                      ----------

Income (loss) from
  operations             (21,045)      345,581                         324,536

Other income (expense)
   Other income            6,165        27,019                          33,184
    Interest expense                  (166,690)                       (166,690)
                       ---------    ----------                      ----------

Income (loss) before
  provision for
  income taxes           (14,880)      205,910                         191,030

Provision for income
  taxes                                  3,600  e     $    72,800       76,400
                       ---------    ----------         ----------   ----------

Net income (loss)     $  (14,880)  $   202,310        $   (72,800)  $  114,630
                       =========    ==========         ==========   ==========

Net income (loss)
  per share           $    (0.01)  $      0.04                      $     0.02
                       =========    ==========                      ==========

Weighted average
 shares outstanding    1,160,458     5,203,868                       5,668,051
                       =========    ==========                      ==========

                Beacon Capital Investment, Inc./Millennium Memory, Inc.
                           Proforma Statement of Operations
                         For The Year Ended September 30, 1996





                         Beacon     Millennium        Adjustments     Proforma
                         ------     ----------        -----------     --------

Net sales                          $26,325,236                     $26,325,236
Cost of sales                       23,164,535                      23,164,535
                                    ----------                      ----------

Gross profit                         3,160,701                       3,160,701

Selling, general
  and administrative
  expenses            $   40,887     2,090,169                       2,131,056
                       ---------    ----------                      ----------

Income (loss) from
  operations             (40,887)    1,070,532                       1,029,645

Other income (expense)
  Other income            12,158       119,933                         132,091
    Interest expense                  (344,927)                       (344,927)
                       ---------    ----------                      ----------

Income (loss) before
  provision for
  income taxes           (28,729)      845,538                         816,809

Provision for
  income taxes                          13,400  e     $   313,600      327,000
                       ---------    ----------         ----------   ----------

Net income (loss)     $  (28,729)  $   832,138        $  (313,600) $   489,809
                       =========    ==========         ==========   ==========

Net income (loss)
  per share           $    (0.02)  $      0.17                     $      0.09
                       =========    ==========                      ==========

Weighted average
  shares outstanding   1,160,458     4,934,841                       5,668,051
                       =========    ==========                      ==========



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


               Beacon Capital Investment, Inc./ Millennium Memory, Inc.
                        Notes to Proforma Financial Statements



      NOTE 1 - BASIS OF PRESENTATION

      The accompanying proforma financial statements present the accounts of Beacon Capital Investment, Inc. ("Beacon") and Millennium Memory, Inc. ("Millennium") as if the merger between the two companies occurred on December 31, 1996 for the proforma balance sheet and October 1, 1996 and October 1, 1995 for the proforma statements of operations for the three months ended December 31, 1996 and for the year ended September 30, 1996, respectively. The proforma balance sheet also assumes the private placement offering issued by Millennium was funded on December 31, 1996.

      The following adjustments to the accounts of Beacon and Millennium would be required if the merger occurred as indicated above:


      a. adjust common stock to equal 5,668,051 (excludes shares issued in the private placement offering) shares of common stock outstanding with a par value of $.001.

      b. transfer Beacon's accumulated deficit of $65,056 to additional paid in capital as Millennium is considered the accounting acquirer.

      c. transfer Millennium's retained earnings of $789,195 generated as an S corporation to additional paid in capital in accordance with Staff Accounting Bulletin 4B.

      d. record the net proceeds from 1,500,000 shares of common stock issued by Millennium in a private placement offering.

      e. adjust provision for income taxes to reflect the Company being taxed as a C corporation.






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